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Exhibit 10.8

AMENDED AND RESTATED SUBLEASE AGREEMENT

        This Amended and Restated Sublease Agreement ("Sublease") is made as of the 1st day of May, 2006, by and between CancerVax Corporation, a Delaware corporation ("Sublandlord"), and Genoptix, Inc., a Delaware corporation ("Subtenant") and restates in their entirety the terms and provisions of that certain Sublease, dated April 26, 2006, by and between Sublandlord and Subtenant.

RECITALS

        This Sublease is made with regard to the following facts:

        A.    Sublandlord is the tenant under that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated August 31, 2001 (the "Original Lease"), with Blackmore Airport Centre, a California limited partnership (the "Master Landlord"), as amended by that certain Amendment of Lease dated August 16, 2002 ("First Amendment"), that certain Amendment of Lease dated May 24, 2004 ("Second Amendment") and that certain Amendment of Lease dated May 1, 2006 (the "Third Amendment") (the Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to as the "Master Lease") A copy of the Master Lease is attached as Exhibit A hereto.

        B.    Section 1.2 of the Master Lease provides that the entire square footage of the building (the "Building") located at 2110 Rutherford Road, Carlsbad, California, and leased by Sublandlord is approximately 57,365 square feet of space. Sublandlord constructed additional improvements on the second floor of the Building which resulted in an increase in the rentable square footage of the Building leased by Sublandlord to approximately 61,618 rentable square feet of space (the "Premises").

        C.    Subtenant desires to sublease from Sublandlord a portion of the Premises (the "Subleased Premises"), which Subleased Premises are more particularly described in Exhibit B attached to this Sublease. Sublandlord has agreed to sublease the Subleased Premises to Subtenant on the terms, covenants and conditions stated in this Sublease.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

        1.    Sublease.    Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease. Sublandlord and Subtenant agree that the Subleased Premises contain 46,527 rentable square feet of space on the ground floor of the Building.

        2.    Term.    Subject to the condition set forth in Section 14.6 below, the terms and provisions of this Sublease shall be effective between Sublandlord and Subtenant as of the date of mutual execution of this Sublease. The term of this Sublease (the "Term") will commence on May 1, 2006 (the "Sublease Commencement Date") and will expire, unless sooner terminated as provided in the Master Lease, on June 30, 2012 (the "Expiration Date"). In no event shall the Expiration Date of the Sublease exceed the termination date of the Master Lease.

        3.    Base Rent.    Subtenant will pay monthly base rent ("Base Rent") for the Subleased Premises during the Term in the amount set forth in Exhibit C attached hereto. Upon execution of this Sublease, Subtenant shall pay Base Rent for August 2006 to Sublandlord. Furthermore, in the event that the Term begins or ends on a date that is not the first day of a month, Base Rent will be prorated as of that date. Notwithstanding anything in this Section 3, Subtenant shall not be required to pay Base Rent for the months of May 2006, June 2006 and July 2006, but shall pay all other amounts required to be paid by Subtenant hereunder.

          3.1    Security Deposit.    Subtenant shall furnish Sublandlord with an irrevocable standby letter of credit ("Letter of Credit") in a form reasonably acceptable to Sublandlord and Comerica Bank, naming Sublandlord, as beneficiary, from Comerica Bank or other institution reasonably acceptable to Sublandlord ("Bank") (which institution shall be acceptable to Sublandlord if Sublandlord determines it is a bank of the size and quality of Comerica Bank), in the original amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) to be used by Sublandlord as a security deposit to secure Subtenant's faithful performance of all terms, provisions and conditions of this Sublease. Each Letter of Credit shall: (a) have an initial term of at least one hundred twenty (120) days; (b) be drawable upon presentation of a sight draft at the Bank's office located in San Diego, California; (c) be transferable at Sublandlord's election to any successor of Sublandlord at Subtenant's sole cost; and (d) permit partial draws and multiple presentations. Subtenant shall furnish the Letter of Credit to Sublandlord within five (5) business days of the full execution of this Sublease. Subtenant may replace the Letter of Credit at any time with another letter of credit that satisfies all of the requirements for the Letter of Credit. Subtenant shall so replace each Letter of Credit at least thirty (30) days before its date of expiration (as it may have been extended), unless such date of expiration will occur at least sixty (60) days after the Expiration Date, in which case Subtenant shall have no obligation to replace such Letter Credit. Sublandlord may draw upon a Letter of Credit if (x) Subtenant files a voluntary petition in bankruptcy, or an involuntary petition in bankruptcy is filed against Subtenant that is not dismissed within sixty (60) days of such filing, or (y) before the thirtieth (30th) day after the Expiration Date, the Letter of Credit is due to expire within thirty (30) days (after taking into account any extension of the Letter of Credit that may have then occurred). Upon any default under the Sublease after expiration of the applicable cure periods, Sublandlord shall be permitted to draw upon the Letter of Credit and use the proceeds of the Letter of Credit on the same terms and provisions of Paragraph 5 of the Master Lease; provided, however, that Sublandlord shall only draw down such amounts that do not exceed Sublandlord's good faith estimate of the sum of (a) damages suffered by Sublandlord because of such default and (b) the cost to cure such default.

        If Sublandlord draws upon the Letter of Credit, then within fifteen (15) days following Sublandlord's written request therefor, Subtenant shall replace the Letter of Credit with a new letter of credit which meets the criteria of the Letter of Credit under this Section 3. Upon receipt of such replacement Letter of Credit from Subtenant, Sublandlord shall promptly refund to Subtenant any amounts drawn under the former Letter of Credit that exceed amounts used to cure Subtenant's default and the amount of damages Sublandlord suffered because of such default under the Sublease.

        Sublandlord and Subtenant acknowledge that the required amount of the Letter of Credit will be reduced during the Term of the Sublease, and so long as Subtenant is not then, and during the previous twelve (12) month period, has not been, in default under this Sublease beyond applicable notice and cure periods, the required amount of the Letter of Credit (and total required security deposit) shall be reduced as follows:

  1.
  On June 30, 2008, the required Letter of Credit amount shall be reduced to Three Hundred Sixty Thousand and 00/100 Dollars ($360,000.00);

  2.
  On June 30, 2009, the required Letter of Credit amount shall be reduced to Two Hundred Seventy Thousand and 00/100 Dollars ($270,000.00);

  3.
  On June 30, 2010, the required Letter of Credit amount shall be reduced to One Hundred Eighty Thousand and 00/100 Dollars ($180,000.00); and

  4.
  On June 30, 2011, the required Letter of Credit amount shall be reduced to Ninety Thousand and 00/100 Dollars ($90,000.00).

        If the amount of the Letter of Credit is to be reduced, then Sublandlord shall, at Subtenant's sole cost and expense, extend reasonable cooperation and execute such reasonable and customary documents as the Bank may require in issuing any modified or replacement Letter of Credit, and shall return the Letter of Credit it then holds promptly after it receives the replacement Letter of Credit in the reduced amount.

        4.    Reimbursable Expenses.    Subtenant shall pay to Sublandlord, as additional rent, seventy-six percent (76%) ("Subtenant's Pro Rata Share") of the Reimbursable Expenses (as defined below) incurred by Sublandlord during the Term of the Sublease. Subtenant's Pro Rata Share is determined by dividing 46,527 rentable square feet of the Subleased Premises by the 61,618 rentable square feet of the Premises. Subject to Section 4.2, "Reimbursable Expenses" means and includes all expenses incurred by Sublandlord in the operation or maintenance of the Building, including all amounts Sublandlord is required to pay to Master Landlord under Sections 8, 10, 11 and 52 of the Master Lease, and including (i) real property taxes; (ii) real property, liability, personal property and business interruption insurance; (iii) landscape maintenance costs; (iv) common area maintenance fees (including, but not limited to, the costs of water, gas, electricity and telephone service to the Building, maintenance of and improvements to parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, lighting facilities, fences and gates, trash disposal, pest control services, property management, security services and the costs of any environmental inspections); (v) all costs of maintaining and repairing the Building; (vi) costs of maintaining, operating or repairing the Building's mechanical, electrical and other systems, including the Building's heating, ventilation and air conditioning system ("HVAC System"); (vii) costs of fire sprinkler maintenance; monitoring, testing and certification; (viii) costs of roof inspections, repair and maintenance; (ix) concrete sealer maintenance costs; (x) fossil filter maintenance costs; (xi) backflow maintenance costs; (xii) window washing costs; (xiii) janitorial costs; and (xiv) internal and external Building structure, maintenance and repair costs. Any costs that are specifically attributable to or incurred at the request of or for the benefit of, a specific tenant of the Building shall be allocated entirely to such tenant and shall be excluded from Reimbursable Expenses, and Subtenant shall have no obligation to pay any such amounts. However, Subtenant shall pay Subtenant's Pro Rata Share of any Reimbursable Expenses which are not specifically attributable to a specific tenant to Sublandlord.

          4.1    Partial Building Occupation.    If the occupancy of the Building during any part of the Term of this Sublease is less than ninety-five percent (95%), Sublandlord shall make an appropriate adjustment of the variable components of the Reimbursable Expenses during that time period, as reasonably determined by Sublandlord using sound accounting and management principles, to determine the amount of Reimbursable Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. This amount shall be considered to have been the amount of operating expenses for such time period. For purposes of this Section 4, variable components include only those components that are affected by variations in occupancy levels.

          4.2    Exclusions from Reimbursable Expenses.    Despite any other provisions of this Section 4, and notwithstanding any provision in this Sublease to the contrary, Reimbursable Expenses shall not include the following: (i) depreciation, amortization or interest payments, and interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building; (ii) payments of base rent under the Master Lease; (iii) legal fees incurred in negotiating and enforcing tenant leases, and any in-house legal or accounting fees; (iv) advertising and marketing costs, including, without limitation, real estate brokers' leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants, subtenant or other occupants of the Building; (v) improvements or alterations to tenant spaces or any costs incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants, subtenants or other occupants of the Building; (vi) the cost of providing any service directly to and paid directly by any tenant; (vii) any costs expressly excluded from Reimbursable Expenses elsewhere in this Sublease; (viii) costs of capital improvements, except for costs incurred in connection with the Building that are (a) intended as a labor-saving device or to effect other economies in the maintenance or operation of, or stability of services to, all or part of the Building, or (b) are required under any government law or regulation but that were not required in connection with the Building when permits for the construction of the Building were obtained, and all such costs shall be amortized over the useful life of the capital improvement in accordance with generally accepted accounting principles; (ix) any ground lease rental; (x) costs incurred by Sublandlord for the repair of damage to the Building, to the extent that Sublandlord is reimbursed by insurance proceeds; (xi) expenses in connection with services or other benefits which are not offered to or provided to Subtenant and which are offered or provided to another tenant or occupant of the Building; (xii) costs incurred by Sublandlord due to the negligent or intentional violation by Sublandlord of the Master Lease unless caused by Subtenant; (xiii) costs incurred in connection with upgrading the Building (but not the Premises) to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the Americans with Disabilities Act, including penalties or damages incurred due to such non-compliance; (xiv) tax penalties incurred as a result of Sublandlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due; (xv) any management fees in excess of those management fees which are normally and customarily charged by landlords of buildings which are located in the vicinity of and are comparable to the Building ("Comparable Buildings"); (xvi) costs arising from the negligence or fault of other tenants or Sublandlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Sublandlord or its agents; and (xvii) notwithstanding any contrary provision of the Sublease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence on the date hereof of hazardous materials or substances (as defined by applicable laws in effect on the date the Sublease is executed) in or about the Subleased Premises or the Building, including, without limitation, Hazardous Substances in the ground water or soil, not placed on the Premises or in the Building by Subtenant; and (xviii) costs arising from latent defects in the base, shell or core of the Building of which Sublandlord is aware on the date hereof.

          4.3    Payment of Reimbursable Expenses.    Subtenant shall pay to Sublandlord: (a) Subtenant's Pro Rata Share of Reimbursable Expenses at least three (3) business days prior to the date Sublandlord must pay Sublandlord's share to the Master Landlord pursuant to the terms of the Master Lease if the Master Lease requires Sublandlord to pay such amount to the Master Landlord, provided that Sublandlord shall have delivered a statement of estimated or actual Subtenant's Pro Rata Share to Subtenant; and (b) within ten (10) days after the Sublandlord presents a reasonably detailed statement of actual expenses to Subtenant for all other Reimbursable Expenses. At Subtenant's reasonable request, Sublandlord shall provide Subtenant with additional documentation relating to the actual Reimbursable Expenses set out in such statement. At Sublandlord's option, however, an amount may be estimated by Sublandlord from time to time of Subtenant's actual share of Reimbursable Expenses and the same shall be payable monthly or quarterly as Sublandlord shall designate, during each twelve month period of the Term, on the same day as Base Rent is due hereunder. Sublandlord shall deliver to Subtenant within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Subtenant's actual share of Reimbursable Expenses incurred during such calendar year

  ("Reconciliation Statement"). If Subtenant's payments under this Section 4 during the preceding year exceed Subtenant's actual share of the Reimbursable Expenses incurred during such year as indicated on the Reconciliation Statement, Sublandlord shall credit the amount of such overpayment against Subtenant's Pro Rata Share of the Reimbursable Expenses next becoming due. If Subtenant's payments under this Section 4 during the preceding year were less than Subtenant's share as indicated on the Reconciliation Statement, Subtenant shall pay to Sublandlord the amount of the deficiency within ten (10) days after delivery by Sublandlord to Subtenant of the Reconciliation Statement. Notwithstanding any provision to the contrary in this Sublease, in the event that Sublandlord fails to deliver the Reconciliation Statement within three hundred sixty-five (365) days after the expiration of the applicable calendar year, including the calendar year in which the Expiration Date or date of earlier termination of this Sublease falls, Sublandlord shall be conclusively deemed to have waived its right to recover any amount of deficiency for such calendar year, and in no event shall Subtenant have any obligation to pay such amount.

          4.4    Audit Right.    In the event of any dispute as to any amount due hereunder by Subtenant for Reimbursable Expenses, Subtenant shall have the right upon reasonable advance written notice to inspect Sublandlord's accounting records relative to Reimbursable Expenses at the office in the building in which Sublandlord maintains its records during normal business hours at any time within ninety (90) days following the furnishing by Sublandlord to Subtenant of such statement, provided that such records shall be maintained in the continental United States. Any outside consultant engaged by Subtenant in connection with such review shall be engaged only on a non-contingency fee basis and shall be a certified public accountant. If Subtenant objects to Sublandlord's calculation by written notice delivered to Sublandlord within such ninety (90) day period, then a certification as to the proper amount of Reimbursable Expenses shall be made by another independent Certified Public Accountant mutually agreed upon by the parties, which certification shall be final and conclusive. Subtenant agrees to pay the cost of such certification unless it is determined that Sublandlord's original determination of Reimbursable Expenses was in error by more than five percent (5%) over Subtenant's actual obligation, in which case Sublandlord shall pay the cost of such certification and all of Subtenant's audit costs.

        5.    Right of First Refusal.    Subtenant shall have, during the Sublease Term and any extensions thereof, the continuing right of first refusal (the "Right of First Refusal"), subject to consent by the Master Landlord, to lease the entire second floor of the Building or portion thereof but only for office-related use (the "Second Floor Space") which Second Floor Space consists of approximately 15,091 rentable square feet. At such time as Sublandlord receives a bona fide offer from a third party to lease all or any portion of the Second Floor Space which Sublandlord is willing to accept, Sublandlord shall provide Subtenant with written notice thereof (the "Notice"). The Notice shall specify all of the basic economic terms of Sublandlord's proposed leasing of the Second Floor Space or portion hereof, including the term, rental rate, any tenant improvement allowance, free rent periods, any other material financial terms and the portion of the Second Floor Space to be subleased. Upon receipt of the Notice, Subtenant's Right of First Refusal will be triggered and the following provisions shall control Subtenant's exercise (or non-exercise) thereof.

          5.1    Procedure.    Subtenant shall have five (5) business days from receipt of the Notice during which to exercise Subtenant's Right of First Refusal to lease the Second Floor Space (or portion thereof). Such election may only be made by Subtenant's delivery of written notice ("Exercise Notice") to Sublandlord within such five (5) business day period. Subtenant's failure to timely provide the Exercise Notice to the Sublandlord shall constitute Subtenant's deemed waiver of Subtenant's Right of First Refusal, and Sublandlord may thereafter sublease the Second Floor Space to any prospective tenant, subject to obtaining consent of the Master Landlord, on all of the same terms as those set forth in the Notice. If no such sublease is executed with a subtenant within sixty (60) days after the expiration of the five (5) business day period following receipt of the Notice on the same terms as provided in the Notice, then Subtenant's Right of First Refusal will be reinstated on the terms and provisions of this Section 5, including reinstatement of Subtenant's rights to receive an updated Notice. In the event that Sublandlord timely enters into a sublease with a third party for less than the entirety of the Second Floor Space, Subtenant's Right of First Refusal shall apply to the balance of the Second Floor Space.

          5.2    Exercise.    Upon exercise by the Subtenant of Subtenant's Right of First Refusal pursuant to delivery of the Exercise Notice, (i) Sublandlord shall use its good faith efforts and commercially reasonable diligence to obtain the consent of the Master Landlord within thirty (30) days of delivery of the Exercise Notice, (ii) upon obtaining the consent of the Master Landlord, Subtenant and Sublandlord shall, within fifteen (15) days after obtaining the Master Landlord's consent, execute an amendment to this Sublease to include the Second Floor Space as part of the Subleased Premises, (iii) the rental rate, rent increases, rent commencement, tenant improvement allowance (if any), and other economic terms and conditions applicable to such additional space (other than the term) shall be those set forth in the applicable Notice delivered to Subtenant pursuant to this Section 5, and (iv) all of the other terms and conditions of this Sublease shall apply to the Second Floor Space, as if originally included as part of the Subleased Premises. If the Sublandlord is unable to obtain the consent of the Master Landlord to the Subtenant's exercise of the Right of First Refusal within forty-five (45) days of Subtenant's exercise of the Right of First Refusal, then Subtenant's exercise of the Right of First Refusal shall be deemed null and void, and the Sublandlord may thereafter sublease the Second Floor Space to any prospective subtenant on the same terms and conditions on which the Sublandlord could have offered the Second Floor Space if Subtenant had not exercised Subtenant's Right of First Refusal.

        6.    Use.    Subtenant agrees to use the Subleased Premises in accordance with the provisions of the Master Lease and this Sublease, and for no other purpose.

        7.    Master Lease.    As applied to this Sublease, the words "Lessor" and "Lessee" in the Master Lease will be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease.

        Except as otherwise expressly provided in Section 9 of this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease, to the extent that they relate to the Subleased Premises and to the extent that they are not inconsistent with the terms of this Sublease, are made a part of and incorporated into this Sublease as if recited in full in this Sublease.

        Except as otherwise provided herein, the rights and obligations of the Master Landlord, as "Lessor," and the Subtenant, as "Lessee," under the Master Lease will be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease, and will inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control. For the avoidance of doubt, this means that if Subtenant must obtain the Master Landlord's consent under the Master Lease for any matter, then under this Sublease, the Subtenant must obtain the consent of both Sublandlord and Master Landlord.

        8.    Performance by Sublandlord; Status of Master Lease.

          8.1    Sublandlord's Performance Conditioned on Master Landlord's Performance. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease, except as otherwise provided in this Sublease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the

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  Master Lease, except to the extent caused by Sublandlord's default under the Master Lease which is not caused by Subtenant's default hereunder.

        Subtenant will not have any claim against Sublandlord based on the Master Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord's breach of the Master Lease. Despite the Master Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the base rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was Lessee under the Master Lease.

          8.2    Obtaining Master Landlord's Consent.    Whenever the consent of the Master Landlord is required under the Master Lease, and whenever the Master Landlord fails to perform its obligations under the Master Lease, Sublandlord agrees to use its good faith efforts to obtain, at Subtenant's sole cost and expense, that consent or performance on behalf of Subtenant. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord as Lessee pursuant to the Master Lease.

          8.3    No Existing Defaults. Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default under the Master Lease, and to Sublandlord's knowledge, no event has occurred or condition exists, which, with the passage of time or giving of notice, would constitute a default under the Master Lease.

          8.4    Preservation of Master Lease.    Sublandlord agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that increases Subtenant's obligations or adversely affects Subtenant's rights under this Sublease without Subtenant's prior written consent; provided, however, Sublandlord shall give prior written notice to Subtenant of any proposed modifications to the Master Lease, and shall provide Subtenant with copies of any modifications to the Master Lease promptly following execution by Sublandlord and Master Landlord. In the event of any Sublandlord Termination Event (as defined below), Sublandlord shall be liable for, and Subtenant shall be entitled to recover, Subtenant's actual damages incurred due to the termination of this Sublease as a result of such Sublandlord Termination Event, including costs incurred in securing alternative comparable space. "Sublandlord Termination Event" means a termination of the Master Lease where Subtenant is not permitted or offered the opportunity to remain in the Subleased Premises on the same terms as this Sublease, and which termination is the result of: (i) a default of Sublandlord under the Master Lease, and such Sublandlord default was not as a result of a Subtenant default under this Sublease; (ii) the result of any election or exercise of a right or option held by Sublandlord under the Master Lease to effect such termination; or (iii) Sublandlord's mutual agreement with the Master Landlord to terminate the Master Lease outside the parameters of the Master Lease. Subtenant and Sublandlord will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of Lessee under the Master Lease, provided that Subtenant's compliance with its obligations under this Sublease shall satisfy the foregoing requirement. Subtenant shall not have any claim against Master Landlord due to Sublandlord's default under the Master Lease. If Sublandlord is in monetary default under the Master Lease, then Sublandlord hereby grants Subtenant the right to advance funds directly to Master Landlord to cure a monetary default under the Master Lease so that Subtenant can remain in the Subleased Premises and Subtenant shall be entitled to recover such advanced funds from Sublandlord.

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        9.    Variations from Master Lease.    As between Sublandlord and Subtenant, only the terms and conditions of the Master Lease are modified as stated below in this Section 9:

          9.1    Base Rent; Term; Security Deposit.    Despite anything to the contrary stated in the Master Lease, the Term of this Sublease and Base Rent and the amount of the security deposit required of the Subtenant are as stated in Sections 2 and 3 above.

          9.2    Brokers.    The parties to this Sublease warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than Burnham Real Estate and Irving Hughes (the "Brokers"), and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of that party's acts in connection with this Sublease to anyone other than the Brokers. Sublandlord shall be solely responsible for payment of all fees and commissions to the Brokers payable in connection with this Sublease. The provisions of this Section 9.2 will survive the expiration or earlier termination of this Sublease.

          9.3    Maintenance of the Building.    Subject to Section 14.7 and 14.8, Sublandlord, subject to reimbursement pursuant to Section 4, shall keep in good order, condition and repair the foundations, exterior walls, interior bearing walls, exterior roof, fire sprinkler system, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems that serve the common areas or that serve both the Second Floor Space and the Premises and shall maintain and operate the HVAC System. Sublandlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Sublandlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Subtenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Sublease.

          9.4    Notices.    Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 9.4. A notice sent pursuant to the terms of this Section 9.4 shall be deemed delivered (A) when delivery is attempted, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the business day following deposit with a nationally recognized overnight courier.

          9.5    Amounts Payable.    All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord.

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          9.6    Provisions of Master Lease Not Applicable.    The following provisions of the Master Lease shall not apply to this Sublease: (a) Sections 1.1 through 1.7, inclusive, 1.10, 3, 10.1, 10.2, 15, 16.1 (provided that Subtenant shall execute any such statement if so requested by Master Landlord), 22 (but only the last sentence thereof), 23, 50, 51, 54, 62 and 63, (b) Exhibits A, B, and C to the Master Lease, (c) the entire Second Amendment, and (d) all references in the Master Lease to "Tenant Improvements" and "Letter of Credit."

          9.7    "As-Is."    Sublandlord will deliver the Subleased Premises to Subtenant in their current "as is" condition; provided, however, that the Subleased Premises shall be in broom-clean condition, and the Sublandlord shall deliver all plumbing, mechanical, electrical lighting and other building systems in the Subleased Premises to the Subtenant in good working order.

        Notwithstanding the foregoing, Sublandlord, at Sublandlord's sole cost, shall use commercially reasonable efforts to, prior to the Commencement Date, (a) install additional key card security readers in the Building for purposes of protecting the Subleased Premises against unauthorized access by the occupant of the Building's second floor (the "Second Floor Occupant"), and to protect the second floor of the Building against unauthorized access, as set forth in greater detail in Exhibit D-1, and (b) construct a demising wall as set forth in greater detail in Exhibit D-2. The Subtenant shall control, manage, operate and maintain the key card security access system of the Building. At the direction of any Second Floor Occupant, the Subtenant shall issue key cards to such individuals designated by any Second Floor Occupant and shall manage the key card security access system so that only such designated individuals are permitted access to the Second Floor Space and so that such designated individuals are not permitted access to the Subleased Premises.

          9.8    Furniture, Fixtures and Equipment.    Sublandlord and Subtenant agree that the Subleased Premises contain the furniture, fixtures and equipment listed on Exhibit E to this Sublease (the "FF&E"). The FF&E shall not contain any furniture, fixtures or equipment currently located in the Second Floor Space. Subject to the last sentence of this Section 9.8, Subtenant will not remove, and shall have no obligation to remove, any of the FF&E on the expiration of the Term of this Sublease. Subtenant shall have free use of all existing FF&E during the Term, excluding any readily moveable scientific equipment (the "Moveable Equipment") which has been sold prior to May 1, 2006. Sublandlord shall not be permitted to remove any of the FF&E other than the Moveable Equipment from the Subleased Premises. Subtenant shall be entitled to an option to purchase the FF&E (other than any Moveable Equipment sold by Sublandlord prior to May 1, 2006 as permitted hereunder) for the sum of $1.00 immediately following the thirty-sixth (36th) month of this Sublease, which option may be exercised by written notice by Subtenant given to Sublandlord at any time thereafter during the Term. Following Subtenant's exercise of its option hereunder, the parties shall execute all agreements, instruments and undertakings reasonably necessary to transfer Sublandlord's right, title and interest in, to and under such FF&E to Subtenant. Notwithstanding the foregoing, at the expiration or earlier termination of the Sublease, Subtenant shall return the Subleased Premises to the same condition they were in when Sublandlord delivered the Premises to Subtenant as set forth in Section 9.7 above.

          9.9    Parking.    Subject to the terms of the Master Lease, Subtenant shall have exclusive use of 159 unreserved parking spaces (Subtenant's Pro Rata Share of the 210 available parking spaces) on the Premises as designated by the Sublandlord from time to time. Subtenant shall not service or store any vehicles on the Premises.

          9.10    Common Areas.    The term "Common Areas" is defined as all areas and facilities outside the Building and within the exterior boundary line of the Premises and interior utility raceways and installations within the Building that are provided and designated by Sublandlord from time to time for the general non-exclusive use of Sublandlord, Subtenant and other tenants of the Building and their respective employees, suppliers, shippers, customers, contractors and

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  invitees, including stairwells, elevator, parking areas, loading and unloading areas, trash areas, roadways, driveways, walkways, and landscaped areas. The Sublandlord grants the Subtenant, for the benefit of Subtenant, its employees, suppliers, shippers, contractors, customer and invitees, during the Term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Sublandlord or the Master Landlord under the terms of this Sublease or the Master Lease.

          9.11    Reception.    Subtenant shall permit the Second Floor Occupant and its officers, employees, contractors and invitees (collectively, "Second Floor Occupant Parties") to have access to the Second Floor Space twenty-four (24) hours per day, seven (7) days per week through the Building's lobby and reception area portion of the Subleased Premises that is shown as shaded on Exhibit F as attached hereto (the "Reception Area"), and Sublandlord reserves such right herein; provided, however, the Second Floor Occupant Parties shall comply with all reasonable security requirements and policies of Subtenant that do not unreasonably restrict access to the Second Floor Space in connection with such access rights.

          9.12    Signage.    Subject to Section 34 of the Master Lease, Subtenant shall be allowed external monument signage as is approved by the Sublandlord and Master Landlord. The size of such external signage and directional signage shall be consistent with Subtenant's Pro Rata Share. Subtenant shall also be allowed exclusive internal signage in the Reception Area of the Building as is approved by the Sublandlord and Master Landlord and the Second Floor Occupant's internal signage rights shall be limited to the second floor of the Building; provided, however, the Second Floor Occupant shall be permitted internal directional signage in the Reception Area consistent with its pro rata share of rentable square footage in the Building, which signage shall be subject to Subtenant's prior approval.

          9.13    Improvements.    Subject to Section 7.3 of the Sublease, Subtenant shall not make any improvements or alterations to the Subleased Premises without the prior written consent of Sublandlord and Master Landlord. Although consent shall be required from the Master Landlord, no prior consent of Sublandlord shall be required for any alterations which are non-structural in nature, do not adversely affect the Building systems and do not exceed $25,000.00 in any year. Subtenant shall present to Sublandlord in written form detailed plans for any proposed improvements or alterations. All consents given by Sublandlord shall be deemed conditioned upon (i) the consent of the Master Landlord (including any conditions required by the Master Landlord), (ii) Subtenant's acquiring all applicable permits required by governmental authorities, (iii) the furnishing of copies of such permits together with a copy of the plans and specifications for such improvements or alterations to Sublandlord prior to the commencement of the work thereon, and (iv) the compliance by Subtenant with all conditions of said permits. Subtenant shall remove any alterations installed by Subtenant as directed by Master Landlord (through Sublandlord) at the expiration or earlier termination of this Sublease. Any improvements or alterations done by Subtenant during the Term of this Sublease shall be done in a good and workmanlike manner with good and sufficient materials and in compliance with all applicable laws. The Subtenant shall promptly upon the completion thereof furnish Sublandlord with as-built plans and specifications therefor. Sublandlord may (but without obligation to do so) condition its consent to any requested improvement or alteration that costs $100,000.00 or more upon Subtenant's providing Sublandlord with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvement or alteration and/or upon Subtenant's posting an additional security deposit with Sublandlord under Section 3 hereof.

        10.    Indemnity.    Subtenant agrees to protect, defend, indemnify, and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Sublandlord by (a) the Master

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Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease; or (b) any person as a result of Subtenant's use or occupancy of the Subleased Premises, except to the extent any of the foregoing is caused by the gross negligence or willful misconduct of Sublandlord. The provisions of this Section 10 will survive the expiration or earlier termination of this Sublease.

        11.    Cancellation of Master Lease.    In the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant agrees, at the sole option of the Master Landlord, either to attorn to the Master Landlord for the balance of the Term of this Sublease and on the then executory terms of this Sublease or immediately vacate the Premises. That attornment will be evidenced by a non-disturbance agreement in form and substance reasonably satisfactory to the Master Landlord and Subtenant. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request by the Master Landlord. Subtenant waives the provisions of any law now or later in effect that may provide Subtenant any right to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Master Landlord to terminate the Master Lease. Notwithstanding the foregoing, Sublandlord shall allow Subtenant, upon Subtenant's monetary default under the Master Lease, to cure such monetary default under the Master Lease as described in Section 8.4 of this Sublease. This Subtenant right to cure is designed to allow Subtenant to remain in the Subleased Premises in the event of that Sublandlord experiences financial difficulties.

        12.    Certificates.    Each party to this Sublease will, from time to time as requested by the other party, on not less than twenty (20) days prior written notice, execute, acknowledge, and deliver to the other party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which base rent, additional rent, and any other charges have been paid. That statement will also state whether, to the knowledge of the person signing the certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations under this Sublease. If the other party is in default beyond any applicable grace period, the statement will specify each default of which the signer then has knowledge. It is intended that this statement may be relied on by others with whom the party requesting that certificate may be dealing.

        13.    Assignment or Subleasing.    Subtenant may not assign this Sublease or sublet all or any portion of the Subleased Premises; provided, however, Subtenant may assign this Sublease to any affiliate of Subtenant with the prior written consent of the Sublandlord and the Master Landlord.

        14.    General Provisions.

          14.1    Severability.    If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

          14.2    Entire Agreement; Waiver.    This Sublease constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this

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  Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that that agreement modifies this Sublease.

          14.3    Captions.    Captions to the Sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

          14.4    Further Assurances.    Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

          14.5    Governing Law.    This Sublease will be governed by and in all respects construed in accordance with the laws of the State of California.

          14.6    Consent of Landlord.    The Master Landlord's written consent to this Sublease in accordance with the terms of Article 12 of the Master Lease is a condition subsequent to the validity of this Sublease. If the Master Landlord's consent has not been obtained and a copy of that consent delivered to Subtenant by the thirtieth (30th) day following the date of this Sublease, each party shall thereafter have the ongoing right, subject to the terms of this Section 14.6, to terminate this Sublease pursuant to a notice (the "Termination Notice") so stating delivered to Sublandlord. If Sublandlord fails to deliver to Subtenant the consent of Master Landlord to this Sublease within ten (10) days following receipt of the Termination Notice (the "Termination Date"), this Sublease shall automatically terminate and the parties shall be released from any further obligations under this Sublease. If, however, Sublandlord delivers to Subtenant the consent of Master Landlord on or before the Termination Date, the condition subsequent set forth in this Section 14.6 shall be satisfied and this Sublease shall continue in full force and effect.

          14.7    Condemnation.    In the event that all of the Subleased Premises are taken, this Sublease shall terminate in accordance with the terms of the Master Lease. If less than all of the entire Subleased Premises are taken, the provisions of the Master Lease shall control with respect to whether this Sublease will be terminated as a result thereof, and with respect to restoration of the Subleased Premises. Subtenant shall have no right to share in any condemnation proceeds received by Sublandlord; provided, however, Subtenant shall have the right to pursue any separate award for loss of its equipment, trade fixtures and moving expenses. In no event will Sublandlord be in default under this Sublease or be liable to Subtenant or any other person for direct, indirect, or consequential damages, or otherwise (except to the extent caused by Sublandlord's gross negligence or willful misconduct), for any termination of the Master Lease pursuant to such provisions, or for any failure of Master Landlord to repair or restore the Subleased Premises or to otherwise perform any of its obligations under such condemnation provisions in the Master Lease.

          14.8    Casualty.    In the event that the Subleased Premises shall be damaged by fire or other casualty, Sublandlord shall have no responsibility for restoration of the Subleased Premises. The casualty provisions of the Master Lease shall control with respect to termination of this Sublease and restoration of the Subleased Premises. In no event will Sublandlord be in default under this Sublease or be liable to Subtenant or any other person for direct, indirect or consequential damages, or otherwise (except to the extent caused by Sublandlord's gross negligence or willful misconduct), for any termination of the Master Lease pursuant to such provisions, or for any failure of Master Landlord to repair or restore the Subleased Premises or to otherwise perform any of its obligations under such casualty provisions in the Master Lease.

          14.9    Capitalized Terms.    All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

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          14.10    Word Usage.    Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) "shall," "will," "must," "agrees," and "covenants" are each mandatory; (d) "may" is permissive; (e) "or" is not exclusive; and (f) "includes" and "including" are not limiting.

          14.11    "Including".    The term "including" as used herein shall be interpreted to mean including without limitation.

          14.12    Incorporation of Exhibits.    The various exhibits to this Sublease are hereby incorporated by reference into this Sublease.

          14.13    Venue; Counterparts.    In any action brought or arising out of this Sublease, the parties hereto hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The parties hereby agree that any proceeding relating to any dispute under this Sublease or with respect to the interpretation of any provision of this Sublease shall be conducted in San Diego, California. This Sublease may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Sublease.

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        The parties have executed this Sublease as of the date specified above.

SUBLANDLORD:

CANCERVAX CORPORATION, a Delaware corporation

By:	/s/ WILLIAM R. LARUE
Name:	William R. LaRue
Title:	SVP—CFO

SUBTENANT:

GENOPTIX, INC. a Delaware corporation

By:	/s/ TINA S. NOVA
Name:	Tina S. Nova, Ph.D.
Title:	President & CEO

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[GRAPHIC]    AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
(Do not use this form for Multi-Tenant Property)

1.     Basic Provisions ("Basic Provisions")

        1.1    Parties:    This Lease ("Lease"), dated for reference purposes only, August 31, 2001, is made by and between BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP ("Lessor") and CANCERVAX CORPORATION ("Lessee"), (collectively the "Parties," or individually a "Party").

        1.2    Premises:    That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 2110 Rutherford Road, Carlsbad located in the County of San Diego, State of California and generally described as (describe briefly the nature of the property) an approximately 57,365 square foot freestanding, single-tenant, concrete tilt-up building to be built in shell condition situated on 3.693 acres of land with 210 onsite parking spaces ("Premises"). (See Paragraph 2 for further provisions.)

        1.3    Term:    Ten (10) years and -0- months ("Original Term") commencing July 1, 2002 ("Commencement Date") and ending June 30, 2012 ("Expiration Date"). (See Paragraph 3 for further provisions.)

        1.4    Early Possession:    Upon Substaintial Completion of the Tenant Improvement [Illegible] ("Early Possession Date"). (See Paragraphs 3.2 and 3.3 for further provisions.) provided Lessor is in receipt of first months rent and security deposit.

        1.5    Base Rent:    $112,000.00 per month ("Base Rent"), payable on the first day of each month commencing July 1, 2002 (See Paragraph 4 for further provisions.)

☒
If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

        1.6    Base Rent Due May 1, 2002:    $112,000.00 as Base Rent for the period July 1-31, 2002.

        1.7    Security Deposit:    $    see Paragraph 51    ("Security Deposit"), (See Paragraph 5 for further provisions.)

        1.8    Permitted Use:    Corporate headquarters, R&D lab space and pilot manufacturing plant for a biotech company and other legal, related uses. (See Paragraph 6 for further provisions.)

        1.9    Insuring Party:    Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

        1.10    Real Estate Brokers:    The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

Blackmore & Associates, Inc.	represents

☒
Lessor exclusively ("Lessor's Broker"); ☐    both Lessor and Lessee, and

Burnham Real Estate Services	represents

☒
Lessee exclusively ("Lessee's Broker"); ☐    both Lessee and Lessor. (See Paragraph 15 for further provisions.)

        1.11    Guarantor.    The obligations of the Lessee under this Lease are to be guaranteed by     N/A    ("Guarantor"). (See Paragraph 37 for further provisions.)

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        1.12    Addenda.    Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 64 and Exhibits A-G all of which constitute a part of this Lease.

2.     Premises.

        2.1    Letting.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

        2.2    Condition.    Lessor shall deliver the Premises to Lessee clean and free of debris and Hazardous Substance Conditions on the Commencement Data and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within One (1) year after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.3    Compliance with Covenants, Restrictions and Building Code.    Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.4    Acceptance of Premises.    Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Leasor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

        2.5    Lessee Prior Owner/Occupant.    The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.     Term.

        3.1    Term.    The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.2    Early Possession.    If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early

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possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

        3.3    Delay in Possession.    If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extent the term hereof, but in such case, Lessee shall be obligated to pay rent and perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. (See Paragraph 49a.)

4.     Rent.

        4.1    Base Rent.    Subject to the terms and conditions of Paragraph 50 Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

        5.    Security Deposit.    Subject to the terms and conditions of Paragraph 51 Lessee shall deposit with Lessor upon execution hereof the Security Deposit in the form of a Letter of Credit set forth in Paragraph 51, as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.     Use.

        6.1    Use.    Lessee shall use and occupy the Premises only for the purpose set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

        6.2    Hazardous Substances.

          (a)    Reportable Uses Require Consent.    The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is

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  either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances and shall comply in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor, in addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

          (b)    Duty to inform Lessor.    If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the premises, concerning the presence, split, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises or in violation of applicable laws.

          (c)    Indemnification.    Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement. (See Paragraph 49b.)

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        6.3    Lessee's Compliance with Law.    Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, convenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultant, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank, now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law reasonably specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

        6.4    Inspection; Compliance.    Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least twenty-four (24) hours prior notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law or a contamination caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections and a certified copy of such report shall be provided to Lessee.

7.     Maintenance; Repairs; Utility Installation; Trade Fixtures and Alternations.

        7.1    Lessee's Obligations.

          (a)   Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a results of Lesser's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, for sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roots, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalls and parkways located in on about, or adjacent to the Premises. Lesses shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessees's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

        7.2    Lessor's Obligations.    Except for the warranties and agreements of Lessor contained in Paragraph 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with convenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14, (relating to condemnation of the Premises), and Lessor's obligation to repair and maintain the structural portion of the building exterior walls, roof structure and foundations), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of the Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs. (See Paragraph 49c.)

7.3   Utility Installations; Trade Fixtures; Alterations.

          (a)    Definitions; Consent Required.    The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alteration and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4 (a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent which shall not be unreasonably withheld, conditioned or delayed Lessee may, however, notifying Lessor in advance in writing make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $100,000. (See Paragraph 49d.)

          (b)    Consent.    Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permission in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $100,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half the estimated cost of such Alteration or Utility Installation and/or upon Lessor's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.

          (c)    Indemnification.    Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4   Ownership; Removal; Surrender; and Restoration.

          (a)    Ownership.    Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations, and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b)    Removal.    Unless otherwise agreed in writing, Lessor may (at the time Lessor gives its consent to the installation) require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

          (c)    Surrender/Restoration.    Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted and subject to Paragraph 9 hereof. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. (See Paragraph 49(e).)

8.     Insurance; Indemnity.

        8.1    Payment For Insurance.    Regardless of whether the Lessor or Lessee is the insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

        8.2    Liability Insurance.

          (a)    Carried by Lessee.    Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

        (b)    Carried By Lessor.    In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3    Property Insurance—Building, Improvements and Rental Value.

          (a)    Building and Improvements.    The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land uses laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

          (b)    Rental Value.    The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said Insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (d)    Tenant's Improvement's.    If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

        8.4    Lessee's Property Insurance.    Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such Insurance shall be full replacement cost coverage with a deductible of not to exceed $50,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

        8.5    Insurance Policies.    Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

        8.6    Waiver of Subrogation.    Without affecting any other rights or remedies Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

        8.7    Indemnity.    Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission of neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. (See Paragraph 49f.)

        8.8    Exemption of Lessor from Liability.    Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or result from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.     Damage or Destruction.

        9.1    Definitions.

          (a)   "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b)   "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c)   "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the Insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d)   "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their conditions existing immediately prior thereto, including demotion, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e)   "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of or a contamination by, a Hazardous Substances as defined in Paragraph 5.2(a), in, on, or under the Premises.

        9.2    Partial Damage—Insured Loss.    If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs, in the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement costs insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within thirty 30 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said thirty 30 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds. In which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction, Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Leasee to repair any such damage or destruction. Premises Partial Damage due to food or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party. (See Paragraph 49g.)

        9.3    Partial Damage—Uninsured Loss.    If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease. Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide

Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available, if Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

        9.4    Total Destruction.    Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and walved in Paragraph 8.8. (See Paragraph 40h.)

        9.5    Damage Near End of Term.    If at any time during the last six (6) months of the term of this Lease (as extended by Lessee pursuant to any of Lessee's exercised renewal options), there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is either ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in Insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

        9.6    Abatement of Rent; Lessee's Remedies.

          (a)   In the event of damage described in Paragraph 9.2 (Partial Damage—Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b)   If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect, "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7    Hazardous Substance Conditions.    If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefore (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent of $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extend as provided in Paragraph 9.8(a) for a period of not to exceed twelve months.

        9.8    Termination—Advance Payments.    Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

        9.9    Waive Statutes.    Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statues to the extent inconsistent herewith.

10.   Real Property Taxes.

        10.1    (a)    Payment of Taxes.    Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equaitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any over payment after such proration. If Lessee shall fall to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefore upon demand.

          (b)    Advance Payment.    In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real. Property Taxes to be paid in advance to Lessor by Lessee, monthly, in advance with the payment of the Base Rent If Lessor effects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

        10.2    Definition of "Real Property."    As used herein, the term "Real Property Taxes" shall include any form of real estate tax of assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personnel income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or lederal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax fees, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or charges in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon after the first two (2) years of the original Lease term only the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. (See Paragraph 49l)

        10.4    Personal Property Taxes.    Subject to Lessee's legal right to contest the amount or applicability of such taxes, Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11.    Utilities.    Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.   Assignment and Subletting.

        12.1    Lessor's Consent Required.

          (a)   Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

          (b)   A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose. (See Paragraph 49j.)

          (c)   The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee established under generally accepted accounting principles consistently applied.

          (d)   An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever in greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lessee being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base Index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

        12.2    Terms and Conditions Applicable to Assignment and Subletting.

          (a)   Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b)   Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants of conditions of this Lease.

          (c)   The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d)   In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e)   Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a deposit of $2,000 for actual costs not to exceed such amount, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f)    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

          (h)   Lessor, as a condition to giving its consent to any assignment or subletting of the entire Premises, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

        12.3    Additional Terms and Conditions Applicable to Subletting.    The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

          (a)   Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1)) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon uncured Breach in the performance of Lessee's obligations under this Lease, to pay to

  Lessor the rents and other charges due and to become due under the sublease. Sublessee shall pay such rents and other charges to Lessor notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b)   In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any subleased to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

          (c)   Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d)   No sublessee shall further assign or sublet all or any part of the Premises without Lessor's and Lessee's prior written consent.

          (e)   Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.   Default; Breach; Remedies.

        13.1    Default; Breach.    Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined) $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure, by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

          (a)   The vacating of the Premises without a Lessor-authorized assignee or sublessee, or without the intention to reoccupy same, or the abandonment of the Premises.

          (b)   Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c)   Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence in duly executed original form, if applicable) of (i) compliance with applicable law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37,

  (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

          (d)   A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, compiled with or performed by Lessee, other than these described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e)   The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within one hundred twenty (120) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f)    The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

        13.2    Remedies.    If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any three (3) checks given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a)   Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, to a condition required by subparagraph 7.4(c), reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b)   Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 38 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

          (c)   Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

          (d)   The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.3    Inducement Recapture in Event of Breach.    Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of an uncured Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, Inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease if such Breach remains uncured after the applicable period available for its cure.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

        13.5    Breach by Lessor.    Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.    Condemnation.    If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures and Lessee owned Alterations or Utility Installations which Lessee would otherwise be entitled to remove. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall be to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed thereof by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.   Broker's Fee.

        15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

        15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission of finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

        15.6 Lessor and Lessee hereby commit to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.   Tenancy Statement.

        16.1 Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Float Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

        16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Lessor's Liability.    The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the lessee's interest in the prior lease, in the event of a transfer of Lessor's title or interest in the Premises or in this Lease. Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.    Severability.    The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Interest on Past-Due Obligations.    Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20.    Time of Essence.    Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.    Rent Defined.    All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.    No Prior or Other Agreements; Broker Disclaimer.    This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.   Notices.

        23.1 All notices required or permitted by this Lease shall be in writing and may by delivered in person (by hand or by messenger or courier service) or may by sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to either party hereunder shall be concurrently transmitted to such party or parties at such addresses as such party may from time to time hereafter designate by written notice to either party.

        23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given seventy-two (72) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24.    Waivers.    No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.    Recording.    Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.    No Right To Holdover.    Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.    Covenants and Conditions.    All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29.    Binding Effect; Choice of Law.    This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.   Subordination; Attornment; Non-Disturbance.

        30.1    Subordination.    This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2    Attornment.    Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

        30.3    Non-Disturbance.    With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance in a form generally in use by commercial lenders (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

        30.4    Self-Executing.    The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor as a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.    Attorney's Fees.    If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.    Lessor's Access; Showing Premises; Repairs.    Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon twenty-four (24) hours' prior notice for the purpose of showing the same to prospective purchasers, lenders, or (during the last nine (9) months of the Lease term) lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee. (See Paragraph 40k)

33.    Auctions.    Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.    Signs.    Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). (See Paragraph 40l)

35.    Termination; Merger.    Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.   Consents.

          (a)   Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(c) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b)   All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

38.    Quiet Possession.    Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.   Options.

        39.1    Definition.    As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

        39.2    Options Personal To Original Lessee.    Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning of subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart thereform, and no Option may be separated from this Lease in any manner, by reservation or otherwise provided, however, that the Options may be assigned to and exercised by any Lessee Affiliate.

        39.3    Multiple Options.    In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validity exercised.

        39.4    Effect of Default on Options.

          (a)   Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

          (b)   The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c)   All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three or more notices of Default under Paragraph 13.1 during any twelve month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.    Multiple Buildings.    If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41.    Security Measures.    Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.    Reservations.    Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.    Performance Under Protest.    If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.    Authority.    If either Party hereto is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45.    Conflict.    Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.    Offer.    Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47.    Amendments.    This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48.    Multiple Parties.    Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

  IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at	Carlsbad CA	Executed at	San Diego, CA

on	September 19, 2001	on	SEPTEMBER 19, 2001

by LESSOR:		by LESSEE:
BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP		CANCERVAX CORPORATION

By	/s/ Blackmore Family Partners, a California General Partnership,	By:	/s/ DAVID F. HALE

Name Printed:		Name Printed:	David F. Hale

Title:	General Partner	Title:	President & CEO

By:	/s/ ALLEN JOSEPH BLACKMORE	By:	/s/ WILLIAM R. LARUE

Name Printed:	Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995,	Name Printed:	William R. LaRue

Title:	General Partner	Title:	Vice President & CFO

Address:	1530 Faraday Ave, Suite 170,	Address:	5931 DARWIN CT

	Carlsbad, CA 92008		CARLSBAD, CA 92008

Tel. No. (760) 804-9600 Fax No. (760) 804-9607		Tel. No. (760) 431-1550 Fax No. (760) 431-9980
Mailing Address:	Post Office Box 1810 Rancho Santa Fe, CA 92067

NET

NOTICE:	These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-6777. Fax No. (213) 687-8816.

[Illegible]

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
BY AND BETWEEN
BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP, LESSOR
AND
CANCERVAX CORPORATION, LESSEE
DATED AUGUST 31, 2001

49.    LEASE INSERTIONS:.    The following inserts are hereby incorporated into the Lease where indicated in the Lease:

a.)
Paragraph 3.3.—Delay in Possession. Add the following at the end of Paragraph 3.3:

  If an event of damage or destruction to the Tenant improvements shall occur during construction of the Tenant improvements (as provided in Exhibit B), then the Rent due hereunder shall be abated for the period of time that the completion of the Tenant Improvements is delayed due to such damage or destruction.

b.)
Paragraph 6.2 Hazardous Substances.
i.
Subparagraph 6.2(c)—Indemnification.    Add the following at the end of Subparagraph 6.2(c):

    Notwithstanding any other provision of this Lease, Lessor represents that it is unaware of any Hazardous Substances, including but not limited to any solvents, metals, petroleum, lead-based paint, PCBs, or asbestos in the Building or Premises. Notwithstanding this representation, and in addition to the indemnity provided in Paragraph 6.2(c), Lessor shall indemnify and hold Lessee harmless against and from all liability and claims of any kind for loss or damage to Lessee, its employees or agents, and for expenses and fees of Lessee (including but not limited to costs, expenses and attorneys' fees), incurred, directly or indirectly, as a result of the existence of Hazardous Substances in, on, under or about the Premises as of the commencement of this Lease

  ii.
  Paragraph 6.2 Clarification of Intent.    Lessor acknowledges that it is not the intent of this Paragraph 6.2 to prohibit Lessee from operating its business for the permitted uses described in Paragraph 1.8. Notwithstanding the fact that the Lessee's use of a Hazardous Substance in the Premises is a Reportable Use, Lessee may operate it business so long as the use or presence of Hazardous Substances is strictly and properly monitored according to all applicable laws. As a material inducement to Lessor to allow Tenant to store and use Hazardous Substances in connection with its business, which constitute a Reportable Use, Lessee agrees to deliver to Lessor prior to allowing any such Hazardous Substances to be located on or about the Premises, a list identifying each type of Hazardous Substances constituting a Reportable Use which will be present on or about the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Substances on or about the Premises ("Hazardous Materials List"). Lessee shall deliver to Lessor an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Substances are brought onto the Premises or on or before the date Lessee obtains any additional permits or approvals.

c.)
Paragraph 7.2—Lessor's Obligations.    Add the following at the end of Paragraph 7.2:

  Notwithstanding the foregoing, Lessee shall be responsible for any damages caused by Lessee's use of the Premises or the design and installation of Lessee's Tenant Improvements.

d.)
Subparagraph 7.3 (a)—Definitions; Consent Required.    Add the following to the end of Subparagraph 7.3 (a):

  "Alterations" shall not include the Tenant Improvements as described in Exhibit B.

e.)
Subparagraph 7.4(c)—Surrender/Restoration.    Add the following at the end of Subparagraph 7.4.(c):

  Any Trade Fixtures and Equipment purchased by Lessee and installed in the Premises, which Lessee intends to remove from the Premises upon the expiration or earlier termination of this Lease, shall be separately identified on a list ("Equipment List") to be compiled by Lessee and acknowledged by Lessor prior to installation. The Trade Fixtures and Equipment on the Equipment List shall be and remain the sole property of Lessee. Said Fixtures and Equipment may be removed from the Premises by Lessee at any time during the term of this Lease and Lessee shall restore the Premises as required in this Paragraph 7.4.

f.)
Paragraph 8.7—Indemnity.    Add the following at the end of Paragraph 8.7:

  Lessor shall indemnify, protect, defend and hold Lessee harmless from and against any and all claims, damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities (but not including injuries to Lessee's business or for any loss of income or profit therefrom) arising out of the gross negligence or willful misconduct of Lessor or out of any Default or Breach by Lessor in the performance of any obligation on Lessor's part to be performed under this Lease.

g.)
Paragraph 9.2—Partial Damage—Insured Loss.    Add the following at the end of Paragraph 9.2:

  Notwithstanding the foregoing, if Lessor does not receive insurance proceeds because of Lessor's failure to maintain the insurance required pursuant to Paragraph 8.3, Lessor shall have no right to terminate this Lease as a result of Lessor's failure to receive funds to cover repairs to the Premises. Further, if an event of Partial Damage occurs that is an Insured Loss and Lessor reasonably estimates that the repair cannot be completed within one year from the commencement of such repair, then prior to the commencement of repair of the damage Lessor shall send a notice to Lessee indicating that the estimated time to repair the Partial Damage exceeds one (1) year. Upon receipt of such notice, Lessee shall have an option, which option expires five (5) business days after Lessee's receipt of such notice, in which to give Lessor notice that Lessee has elected to terminate this Lease. If elected, such termination shall become effective at the end of such five (5) business day period. However, once Lessor commences the repair of the damage following the end of the five (5) business day period, Lessee shall have no further right to terminate the Lease, regardless of the actual amount of time the repair of the damage actually takes.

h.)
Paragraph 9.4—Total Destruction:    Add the following to the end of Paragraph 9.4:

  In the event of a Premises Total Destruction, Lessor shall promptly notify Lessee in writing of its determination that the destruction constitutes Premises Total Destruction and Lessee may, notwithstanding such notice, elect to preserve this Lease by delivering timely notification thereof to Lessor, given within ten (10) business days following receipt of Lessor's notice, whereby Lessee commits to pay to Lessor any shortage in proceeds of insurance in accordance with Paragraph 9.2 or Paragraph 9.3, as applicable; provided that such preservation right shall be subject to Lessor's right to terminate this Lease as provided in Paragraph 9.5.

i.)
Paragraph 10.2—Definition of "Real Property Taxes".    Add the following at the end of Paragraph 10.2:

  Notwithstanding the foregoing, Real Property Taxes shall not include (a) inheritance, estate or franchise taxes imposed upon or assessed against the Premises.

j.)
Paragraph 12.1(b).    Add the following at the end of Paragraph 12.1(b):

  Notwithstanding anything to the contrary contained herein, Lessor's consent shall not be required for any of the following transfers (each of which shall be a "Permitted Transfer"): (1) to any entity resulting from the merger, consolidation or other reorganization of Lessee, whether or not Lessee is the surviving entity; or (2) to any person or legal entity which acquires all or substantially all of the assets or stock of Lessee (each of the foregoing is referred to as a "Lessee Affiliate"), provided such Lessee Affiliate has a net worth in excess of $25,000,000.00; or (3) following Lessee's execution of a guaranty of the Lease in a form reasonably acceptable to Lessor, to any entity which in which Lessee holds both at least 50% of the ownership interests and voting control of the entity.

k.)
Paragraph 32—Lessor's Access.    Add the following at the end of Paragraph 32:

  Lessor shall not permit such activities to unreasonably interfere with Lessee's (or any sublessee's) use of the Premises.

l.)
Paragraph 34—Signs.    Add the following at the end of Paragraph 34:

  Lessee shall not be entitled to install building and monument signs for the Premises as part of the proceeds of the Tenant Improvement Allowance. Such signs shall be installed in conformance with all sign ordinances and regulations of all governmental agencies and the Carlsbad Research Center's CC&R's. All such signage shall be reviewed and approved by Lessor, the City of Carlsbad and the Architectural Review Committee of the Carlsbad Research Center and permitted by the City of Carlsbad prior to manufacture and installation. Lessor's approval of signage shall not be unreasonably withheld.

50.    BASE RENT INCREASES:

  On July 1, 2003, the monthly base rent shall be increased to $116,480.00 per month plus Operating Expenses;
  On July 1, 2004, the monthly base rent shall be increased to $121,140.00 per month plus Operating Expenses;
  On July 1, 2005, the monthly base rent shall be increased to $125,950.00 per month plus Operating Expenses;
  On July 1, 2006, the monthly base rent shall be increased to $131,025.00 per month plus Operating Expenses;
  On July 1, 2007, the monthly base rent shall be increased to $138,260.00 per month plus Operating Expenses;
  On July 1, 2008, the monthly base rent shall be increased to $141,710.00 per month plus Operating Expenses;
  On July 1, 2009, the monthly base rent shall be increased to $147,380.00 per month plus Operating Expenses;
  On July 1, 2010, the monthly base rent shall be increased to $153,275.00 per month plus Operating Expenses;
  On July 1, 2011, the monthly base rent shall be increased to $159,400.00 per month plus Operating Expenses;

51.    SECURITY DEPOSIT:

a.
In lieu of a cash Security Deposit as provided in Paragraph 1.7 of this Lease, Lessee shall furnish Lessor with an Irrevocable Standby Letter of Credit ("Letter of Credit") in a form reasonably acceptable to Lessor, terminating no earlier than 30 days beyond the expiration date of the Lease or any extension thereof, naming Blackmore Airport Centre, a California limited partnership, as beneficiary, from an institution acceptable to Lessor (which institution shall be acceptable to Lessor if it is a bank of the size and quality of Bank of America, Wells Fargo, Citibank, Union Bank of California, US Bank or similar "money center" banks) in the original amount of $1,350,000 to be used by Lessor to secure Lessee's faithful performance of all terms, provisions and conditions of this Lease. Lessee shall furnish the Letter of Credit to Lessor within five (5) business days of the execution of this Lease. If during the course of this Lease or any extension thereof, Lessor is notified by the bank issuing said Letter of Credit that it will not be renewed, then such notification shall constitute a Default and material breach of this Lease and allow Lessor to draw upon such Letter of Credit, unless fifteen (15) days prior to the expiration of such Letter of Credit, Lessee delivers to Lessor another Letter of Credit in the required amount by an institution and in form reasonably approved by Lessor. Upon any Default under the Lease (after expiration of the applicable cure periods defined in Paragraph 13), Lessor shall be permitted to draw upon the Letter of Credit and use the proceeds of the Letter of Credit as provided in Paragraph 5 of the Lease. Upon the cure of Lessee's Default resulting in a draw upon the Letter of Credit, as long as Lessee is not in default under the Lease, Lessee shall have the right to replace the cash security deposit held by Lessor with a new letter of credit which meets the criteria of the Letter of Credit under this Paragraph 51.

  If Lessor draws upon the Letter of Credit, Lessor shall hold any amounts not used to cure Lessee's Default under the Lease as a cash Security Deposit and Lessee shall have the obligation to deposit additional cash with Lessor so that the cash Security Deposit is at least equal to the amount of the Letter of Credit that Lessee would otherwise be required to maintain pursuant to the provisions below.

b.
Lessor and Lessee acknowledge that the amount of the Letter of Credit may fluctuate during the Term of the Lease. On or before the 20th day of every month of the Lease Term, Lessee shall provide the Lessor (x) a financial statement for the immediately preceding month certified as true, complete and correct by the CFO of Lessee that includes an accurate cash balance of the Lessee and (y) supporting bank statements also certified by the CFO to be true, complete and correct (such statements as of a date no earlier than the last day of the immediately preceding month) which indicate the balance of cash held by the Lessor in such institution(s) as of that date. Lessor shall be required to maintain the following amount of Letter of Credit based on the amount of cash shown on the certified financial statements and certified bank statements:

1.
If the cash balance is less than $5,000,000, then Lessee shall deliver to Lessor with the financial statements and bank statements a replacement Letter of Credit in the amount of $1,900,000;

2.
If the cash balance is between $5,000,000 and $50,000,000, then the amount of the Letter of Credit shall be $1,350,000 and if Lessor was at that time holding a Letter of Credit in the amount of $350,000, then Lessee shall deliver to Lessor together with the financial statements and bank statements a replacement Letter of Credit in the amount of $1,350,000; and

3.
If the cash balance is greater than $50,000,000, then the amount of the Letter of Credit shall be reduced to $350,000.

  If the amount of the Letter of Credit at the time of delivery of the financial statements and bank statements is to be modified, then Lessor shall cooperate in returning the Letter of Credit it then holds as soon as it receives the replacement Letter of Credit in the modified amount.

52.    OPERATING EXPENSES:    Notwithstanding anything to the contrary contained herein, in addition to the monthly base rent, Lessee shall reimburse Lessor for the following:

  a)
  Property Taxes: Estimated to be $116,667.00 per year;

  b)
  Property Insurance: Estimated to be $7,800.00 per year;

  c)
  Landscape Maintenance: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, it is understood by the parties hereto that Lessor shall maintain the landscaping for the Building at Lessee's expense. Lessor shall employ a landscaping contractor to maintain the landscaping to include fertilizing, changing of annual colored flowers at entrance, tree trimming and replacing of dead plants for the Building, and Lessee shall reimburse Lessor monthly in addition to rent for such maintenance. Such maintenance is estimated to be $6,300.00 per year, subject to increase.

  CRC Common Area Maintenance Fees:    Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, it is understood by the parties hereto that there exists a monthly common area maintenance fee changed by Carlsbad Research Center (CRC). Said maintenance for the Building is currently $4,850.00 per year, subject to increase.

d)
HVAC Maintenance: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, Lessor shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract, providing for quarterly service. Such maintenance is estimated to be $10,000.00 per year, subject to increase.

e)
Water: Lessee acknowledges that the Building is equipped with three (3) water meters (Building, Landscape and Fire Sprinkler). Lessor shall maintain the three water meter accounts in its name and Lessee shall reimburse Lessor for the cost thereof.

f)
Fire Sprinkler Maintenance/Monitoring: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, it is understood by the parties hereto that the Building is equipped with a fire sprinkler alarm system for which Lessee shall be responsible. Upon substantial completion of the tenant improvements, the contract with ADT Security shall be transferred into Cancer Vax's name. The current cost of the basic service is estimated to be $800.00 per year. Lessor shall have no liability to Lessee with respect to the fire sprinkler maintenance and monitoring equipment.

g)
Fire Sprinkler Testing and Certification: It is understood by the parties hereto that the building is equipped with an automatic fire sprinkler system, which according to state law, must be serviced and inspected quarterly and certified every five (5) years. Notwithstanding anything to the contrary contained in Paragraph 7 of this lease, Lessor shall procure and maintain a fire sprinkler maintenance contract providing for the required quarterly inspections and service and five (5) year certifications. Annual fire sprinkler testing is estimated to be $900.00 per year, subject to increase. Lessee shall reimburse Lessor for these services.

h)
Roof Inspections: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, Lessor shall procure and maintain, at Lessee's expense, a roof inspection contract, providing for bi-annual inspections of the roof. Such inspection is currently $75.00 per inspection, subject to increase.

i)
Exposed Aggregate Concrete Sealer Maintenance: It is understood by the parties hereto that the exposed aggregate paving areas located at the front entrance and side walkways of the Premises have been treated with a clear concrete sealer. Said sealer must be reapplied a minimum of two times per year, or as needed, in order to protect these areas from automobile oils and deterioration. Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, Lessor shall use its good faith efforts to determine when it is appropriate to have the sealer reapplied to these areas and Lessee shall reimburse Lessor upon demand for these costs. It is estimated that the cost to install the sealer will be $3,000.00 per year, subject to increase.

j)
Fossil Filter Maintenance: The on-site storm drain system is equipped with one or more 6" continuous Storm Water Filtration System ("SWFS") to effectively prohibit non-storm water discharges into the storm sewer. Notwithstanding anything to the contrary continued in Paragraph 7 of this Lease, Lessor shall procure and maintain, at Lessee's expense, a preventative maintenance contract to inspect, service and maintain the fossil filter three (3) times per year. The cost of this service is estimated to be $200.00 per year per SWFS, subject to increase.

k)
Backflow Maintenance: Each water meter is equipped with a blackflow maintenance device that must be tested annually to prevent any water from flowing back into the public water supply. The annual backflow maintenance testing is currently $300.00, subject to increase.

l)
Window Washing: It is understood by the parties hereto that Lessor shall procure and maintain a contract providing for interior and exterior window washing on a quarterly basis and Lessee shall reimburse Lessor monthly in addition to rent for such maintenance. Such maintenance is estimated to be $2,800.00 per year, subject to increase.

m)
Elevator Maintenance: It is understood by the parties hereto that if Lessee elects to install an elevator to service the Building as part of its Tenant improvements, said elevator must be inspected, serviced and adjusted monthly in accordance with the manufacturer's specifications. The estimated cost for the inspections, excluding repairs, is $1,800.00 per year, subject to increase.

  The initial annual budget cap for the Operating Expenses shall be determined prior to the commencement date of the lease. If at any time during the term of the Lease, the Operating Expenses exceed the budget cap (which budget cap shall increase by 4% each year), then Lessee shall have the option, but not the obligation, to propose to Lessor different lower cost vendors to perform the services listed in 52 c, e, g, h, j, k, m and n above. If Lessor approves a vendor proposed by Lessee (such approval not be unreasonably withheld), then Lessor shall contract with the vendor proposed by Lessee to perform such services.

53.    REASONABLE EXPENDITURES:    Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representatives by appointment during normal business hours.

54.    YEAR END OPERATING EXPENSE RECONCILIATION:    The adjustments to the annual Operating expenses amount shall be made in accordance with the following procedures:

          (i)    On or before December 15 of each Calendar Year, Lessor shall endeavor to provide Lessee notice of its reasonable estimate of the amounts payable under this Lease for the ensuing Calendar year.

          (ii)   As soon as reasonably possible following the close of each Calendar Year of this Lease, Lessor shall deliver to Lessee a statement reconciling Lessee's estimated monthly operating budget payments with the actual operating expenses for the preceding Calendar Year. Lessor shall include in this statement a reasonably detailed description of the Operating Expenses. If, on the basis of such statement, Lessee owes an amount that is less than the estimated payments for such Calendar Year previously made by Lessee, Lessor shall credit such excess to Lessee's next monthly payment of Rent or, if applicable, Extended Term Rent. If no further Rent is due or payable under this Lease, Lessor shall refund such excess to Lessee along with its delivery of such statement. The Lessor's obligations under this Paragraph 54 shall survive the expiration of this Lease. If, on the basis of such statement, Lessee owes an amount that is more than the estimated payments for such Calendar Year previously made by Lessee, Lessee shall pay the deficiency to Lessor within ten (10) days after delivery of the statement.

          (iii)  With respect to any Operating Expenses incurred by Lessor on behalf of Lessee that are not included in the estimate Lessor provides to Lessee on or before December 1 of each Calendar Year, including, without limitation, non-recurring repair expenses, Lessor shall provide notice to Lessee of such additional Operating Expenses and Lessee shall reimburse such expenses to Lessor within ten (10) days of its receipt of such notice.

55.    PARKING:    Lessee shall have the exclusive use of the parking lot on the Premises, which lot shall have a minimum of two-hundred (210) on site parking spaces. Said parking areas of the Premises shall be used only for parking of automobiles, and the loading and unloading of trucks. The use by Lessee of those areas for storage of materials (including pallets) is expressly prohibited. All material shall be stored within the freestanding main building.

56.    ROOF MAINTENANCE:    Lessee shall not take any action to cause the GAF Materials Corporation Liberty Guarantee attached hereto and made a part hereof as Exhibit E of the Lease to become ineffective including, without limitation, those actions described in items 5-8 in the "Exclusions From Coverage" in such guarantee.

57.    ROOFTOP RIGHTS:    Subject to the provisions of Paragraph 56, after receipt of approval by Lessor, and in compliance with all applicable laws, regulations and Carlsbad Research Center CC&R's, Lessee shall have the right, at Lessee's sole cost, to reasonably access and use the building's (i) roof to install, repair and maintain upon the building's roof, telecommunication devices, such as satellite dishes and antennae or other similar devices, for the purpose of receiving and sending radio, television, computer, telephone or other communications signals and (ii) internal passageways, shafts, utility connections, risers and conduits in order to connect such telecommunication devices to the Premises. Tenant will be responsible for any damage to the building caused by installing or removing such devices including, if necessary replacement of the roof.

58.    LIEN WAIVER:    Lessor acknowledges Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located in or at the Premises, and Lessor agrees, upon Lessee's request, to execute the waiver forms attached hereto as Exhibit G releasing liens in favor of any purchase money seller, lessor or lender who has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at the Lessee's sole cost and expense (including Lessor's reasonable attorney fees incurred in relation thereto), execute and deliver any commercially reasonable instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any person or entity permitted under this paragraph including Lessor waivers with respect to any of the foregoing.

59.    BIOHAZARD WASTE STORAGE:    Lessee shall have the right to install and operate, in accordance with all applicable laws, a biohazard waste disposal bin for Lessee's exclusive use on the Premises, for the temporary storage of biohazardous waste. Notwithstanding anything to the contrary contained in the Lease, Lessee shall be responsible for all fees and costs (including, without limitation, licensing and permitting fees) of keeping such units in good order, condition and repair (including, without limitation, repairing and maintaining all safety and security systems associated with such disposal bin) in accordance with all applicable laws. Lessee shall provide Lessor with copies of all reports and applications related to such disposal bin simultaneously with submission. At the earlier of the termination of the Lease or Lessee's termination of its such biohazardous waste disposal bin, Lessee will retain a qualified environmental consultant, at its sole cost, who is acceptable to Lessor, to perform and exit assessment of those portions of the Common Areas: (a) where the biohazard waste disposal bin was located prior to its removal, and (b) over which the path of access between the Premises and the units was located and will remedy, at Lessee's sole cost and expense, all items identified in such assessment.

60.    GENERATOR RIGHTS:    Subject to Lessor's approval as to the location and plans and specifications for the design, operation, installation and maintenance therefore, Lessee may, install an emergency backup diesel-powered generator on the Premises. Lessor may require as a condition of installation of the emergency generator that Lessee install such protective modifications as Lessor reasonably deems necessary to prevent or contain any release or spill of Hazardous Materials, and

Lessee shall ensure that the backup generator dose not result in any Hazardous Materials being released to the Premises. Lessee shall install, repair, maintain and operate the backup generator at its sole cost and expense in a good workmanlike manner in accordance with all applicable laws. Prior to commencement of installation of the backup generator, Lessee shall obtain and provide Lessor with copies of all permits and other government approvals required for installation and operation of the backup generator, which shall be obtained by Lessee at its sole cost and expense.

61.    ENTRANCE/EXIT ASSESSMENTS:

          (a)    Entrance Assessment.    No earlier than 30 days prior to substantial completion of the Tenant Improvements, but prior to the Commencement Date, Lessor shall conduct an "Entrance Assessment," consisting of a Phase I Environmental Assessment and such other tests as may be necessary including the following studies and assessments:

  A.
  Phase I Environment Assessment.

  B.
  The following additional assessments, inspections and monitoring plans:

          1.     Interior Site Assessment consisting of a visual inspection of all bench and hood sinks and readily accessible drain lines provided as part of the Tenant Improvements for signs of loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

          2.     Wastewater Collection System Assessment consisting of a flush and clean-out of all discharge piping and traps with observation of effluent during the clean-out. Videotaping of the Wastewater Collection System shall be required if the flush is observed to contain constituents which could indicate a break in said System.

          3.     Laboratory Hoods and Exhaust System Inspection consisting of an inspection of the laboratory hoods and exhaust system provided as part of the Tenant Improvements for signs of loss of integrity and leakage. Such inspection shall include inspection of the roof area.

          4.     Sampling and Analysis Plan to be developed if the consultant, based on the foregoing assessments and the Phase I Environmental Assessment performed pursuant to this Entrance Assessment recommends further sampling and analysis. Any such Sampling and Analysis Plan, and the results thereof, shall be included in the Exit Assessment.

  Lessee shall receive a copy of the report(s) of the Lessor's Entrance Assessment, and said report(s) shall be deemed to be the baseline physical condition of the Premises upon Lessee's occupancy. The cost of the Phase I portion of the Lessor's Entrance Assessment shall be paid by Lessor and the remainder, including items B 1-4 shall be paid for by Lessee. The Entrance Assessment shall be performed by an independent laboratory and consultant with expertise in performing environmental analyses of biotechnology laboratory facilities.

          (b)    Exit Assessment.    No earlier than 30 days prior to the expiration or earlier termination of the Lease, but prior to Lessee's surrender of the Premises to Lessor, Lessee shall conduct an "Exit Assessment," consisting of a Phase I Environmental Assessment and such other tests as may be necessary including the following studies and assessments:

  A.
  Phase I Environmental Assessment.

  B.
  The following additional assessments, inspections and monitoring plans:

          1.     Interior Site Assessment consisting of a visual inspection of all surfaces (floors, walls, ceiling tiles, benches, interior of cabinets and fume hoods) for signs of contamination and deterioration. Visual inspection of all bench and hood sinks and readily accessible drain lines for signs of deterioration, loss of integrity and leakage. The Interior Site Assessment shall include detailed written documentation of all observations and dated photos to document the existing condition thereof.

          2.     Wastewater Collection System Assessment consisting of a flush and clean-out of all discharge piping and traps with operation of effluent during the clean-out. Videotaping of the Wastewater Collection System shall be required if the flush is observed to contain constituents which could indicate a break in said System.

          3.     Laboratory Hoods and Exhaust System Inspection consisting of an inspection of the laboratory hoods and exhaust system with detailed documentation of all observances, including without limitation, observed solids, liquids, odors or Hazardous Materials entrapment. Such inspection shall include inspection of the roof area to determine the existence of any deterioration from condensation of hazardous materials in the exhaust system. Recommendations are to be developed for further sampling based upon a visual observation of stacks, exhaust fans and the roof.

          Lessor shall receive a copy of the report(s) of the Lessee's Exit Assessment, and said report(s) shall be deemed to be the baseline physical condition of the Premises upon Lessee's surrender of the Premises. The cost of the Lessee's Exit Assessment and all costs associated with restoring the Premises to its condition recommended by the consultant conducting the Exit Assessment shall be paid by Lessee. The Exit Assessment shall be performed by an independent laboratory and consultant, acceptable to Lessor and Lessor's Lender, with expertise in performing environmental analyses of biotechnology laboratory facilities.

62.    OPTION TO EXTEND:    Provided that Lessee is not then in default under any of the terms, covenants and conditions of the Lease, Lessor hereby grants to Lessee, subject to the conditions hereinafter set forth, two (2), five (5) year options to extend the term of this Lease. These options shall be exclusive to CancerVax Corporation or its Lessee Affiliates but not to assignees or subtenants. Provided that as long as CancerVax is occupying at least 25,000 square feet of the premises at the time it exercises such options, Lessee shall be permitted to similarly extend any or all subleases of the Premises for all or a portion of the extended term of this Lease. The option shall be on such terms and conditions as this Lease, except for Base Rent, which shall be adjusted as set forth below. This grant of an option shall be of no force and effect unless Lessee gives Lessor written notification of Lessee's intent to exercise the option by at least January 1, 2012 and not sooner than October 1, 2011.

63.    BASE RENT INCREASES DURING OPTION PERIOD:    July 1, 2012, and if the first option is exercised, again on July 1, 2017, the monthly base rent due hereunder shall be increased to the fair market rental value of the Premises as of January 1, 2012 and January 1, 2017, respectively. Lessor shall determine fair market rental value by using its best good faith judgement. As used herein "fair market rental value" shall mean the projected prevailing rental rate as of January 1, 2012 and January 1, 2017 respectively for generally similar sized and improved R&D space (but without consideration for Trade Fixtures and Equipment purchased by Lessee and included on the Equipment List compiled by Lessee and acknowledged by Lessor prior to installation) situated in the area of Carlsbad, California, but not taking into account prevailing rental concessions, tenant improvement allowances and any other concessions offered for such similar space as of such date. Lessor shall use its best efforts to provide written notice of such amount not later then three (3) months prior to the expiration of the original lease term. Lessee shall thereafter have fifteen (15) days ("Lessee's Review Period") after receipt of Lessor's notice of the fair market rental value within which to accept such fair market rental value or to reasonably object thereto in writing.

In the event Lessee objects to the fair market rental value submitted by Lessor, Lessor and Lessee shall attempt in good faith to agree upon such fair market rental value, using their best good faith efforts. If Lessor and Lessee fail to reach agreement on such fair market rental value within fifteen (15) days following Lessee's Review Period (the "Outside Agreement Date"), then the determination of fair market rental value shall be submitted to arbitration under the provisions of the American Arbitration Association. The cost of arbitration shall be paid by Lessor and Lessee equally.

During the remainder of each option term, the monthly base rent shall be increased annually on July 1 of each year by one hundred and four percent (104%) times the rent in effect immediately preceding the date of the rent adjustment.

  "NOTICE: BY INITIALING THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION CONTAINED IN THIS PARAGRAPH 63 OF THIS ADDENDUM DECIDED BY NEUTRAL BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY." "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL BINDING ARBITRATION."

"Lessor"	"Lessee"
/s/ AJB Initials	/s/ DFH Initials

64.    EXHIBITS:    The following exhibits are attached hereto and made a part hereof:

      Exhibit A—"For Construction" Shell Building Plans;
      Exhibit B—Tenant Improvement Agreement;
      Exhibit C—Proposed Lessor Designed Tenant Improvement Space Plans;
      Exhibit D—Site Plan;
      Exhibit E—Roof Guarantee;

      Exhibit F—Condition of Building Upon Possession.
      Exhibit G—Landlord Waiver and Consent Form.

LESSOR:		LESSEE:
BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP		CANCERVAX CORPORATION
By:	Blackmore Family Partners, A California General Partnership, General Partner
By:	/s/ ALLEN JOSEPH BLACKMORE Allen Joseph Blackmore, Trustee of the Blackmore Family Trust Restated 1995, General Partner	By:	/s/ DAVID F. HALE David F. Hale, President and CEO
Date:	September 19, 2001	Date:	September 19, 2001
		By:	/s/ WILLIAM R. LARUE William R. LaRue, Vice President and CFO
		Date:	September 19, 2001

EXHIBIT A

"FOR CONSTRUCTION" SHELL BUILDING PLANS
DELIVERED TO CANCER VAX
ON AUGUST 31, 2001

EXHIBIT "B"

TENANT IMPROVEMENT AGREEMENT

        This Tenant Improvement Agreement ("Agreement") is entered into as of August 31, 2001 between Blackmore Airport Centre, a California limited partnership ("Lessor") and CancerVax Corporation, a Delaware corporation ("Lessee"), in connection with the execution of the Lease between Lessor and Lessee executed simultaneously with this Agreement ("Lease"), who agree as follows:

1.    General.

  a.
  The purpose of this Agreement is to set forth how the interior improvements in the Premises, including additional mezzanine space, offices, employee services facilities, restroom facilities, laboratory facilities and warehouse areas ("Tenant Improvements") are to be constructed, who will perform the construction of the Tenant Improvements and who will pay for the construction of the Tenant Improvements.

  b.
  Lessor has commenced construction of the shell of the premises ("Shell") in accordance with those certain architectural drawings prepared by Smith Consulting Architects ("SCA") dated February 22, 1997 (the "Shell Architectural Drawings"), which shall be a "cold" shell and Lessee has approved and accepted the Shell Architectural Drawings. Lessor shall proceed to complete the construction of the Shell within a commercially reasonable period in accordance with the Shell Architectural Drawings. Lessor shall be responsible for the costs of construction of the Shell, but any improvements requested by Tenant which are not contained in the Shell Architectural Drawings as of August 10, 2001, shall be considered part of the Tenant Improvements (including any modifications made to the Shell to the extent necessary to accommodate the Tenant Improvements).

  c.
  Lessee has requested that Lessor expand the Shell, the cost of which shall be deducted from the Allowance (as defined below). These improvements ("Mezzanine Improvements") shall consist of adding approximately 5,400 square feet of mezzanine space to the Shell. SCA or another architect selected by Lessor shall prepare the Mezzanine Improvements plans, which, if approved by Lessee, shall be attached to the Shell Architectural Drawings, and Reno Contracting, Inc. shall construct the Mezzanine Improvements.

  d.
  The parties anticipate that after completion of the Mezzanine Improvements, the Tenant Improvements may be installed in two phases. The improvement of approximately 30,400 square feet of office area and approximately 25,000 square feet of laboratory space in the Premises shall constitute the first phase of the remaining Tenant Improvements ("Phase 1"). If Tenant so elects, Tenant may, without obligation to do so, install the second phase of the Tenant Improvements, consisting of a pilot manufacturing facility ("Phase 2"), following completion of the Phase 1 portion of the Tenant Improvements. However, Lessee may elect to have the Phase 1 and Phase 2 portions of the Tenant Improvements constructed simultaneously.

  e.
  Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning as the defined terms in the Lease.

  f.
  The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

2.    Designer/Architect.    The plans for Phase 1 of Tenant Improvements shall be prepared by McGraw/Baldwin Architects or such other architect approved by Lessor and Lessee ("Designer") who is familiar with all applicable laws, statutes, codes, rules and regulations applicable to construction of Phase 1 of the Tenant Improvements (collectively "Laws"). The plans for Phase 2 of Tenant Improvements, if Tenant elects to install such additional Tenant Improvements, may be prepared by either the Designer, or such other designer as may be approved by Lessor (which approval shall not be unreasonably withheld) who is familiar with all Laws applicable to construction of Phase 2 of the Tenant Improvements. The cost of the space planning, architectural and engineering services (including "value engineering" services) relating to the preparation of the plans for the Phase 1 and Phase 2 Tenant Improvements shall be included in the cost the Tenant Improvements.

3.    Preparation of Plans and Construction Schedule for Tenant Improvements.    Lessor shall (A) contract with the Designer (with Lessee named as third party beneficiary in such contract) to design the Phase 1 Tenant Improvements and, if Lessee so requests, contract with Designer or such other designer approved by Lessor to design the Phase 2 Tenant Improvements (each, a "Design Contract"), (B) provide instructions and the Shell Architectural Drawings to the Designer to complete the plans and specifications, (C) contract (with Lessee named as Owner in the contract for construction of the Tenant Improvements) for the construction of Phase 1 and, if Lessee so requests, Phase 2 of the Tenant Improvements and (D) supervise the Contractor in the construction of the Tenant Improvements:

  a.
  Lessee shall provide Designer with sufficient information to allow Designer to prepare preliminary schematic layouts for the Phase 1 Tenant Improvements. Immediately after Lessor and Lessee have approved the preliminary schematic layout for the Phase 1 Tenant Improvements, Designer shall be directed to prepare Working Drawings for Phase 1 ("Phase 1 Working Drawings") which shall be delivered to Lessor and Lessee. Lessee recognizes that Lessor is providing the Allowance in the expectation that the office portion of the Tenant Improvements will be useable by the type of tenant that usually occupies buildings in the Carlsbad Research Center. Consequently the quality of the Tenant Improvements (in terms of design and materials) shall be no less than the quality of the office portion of the tenant improvements contained in those buildings developed by entities controlled by Allen Blackmore in the Carlsbad Research Center. Lessor and Lessee shall cooperate to reduce the costs of the Tenant Improvements as reasonably requested by Lessee, but not below the standard of quality provided herein. Lessee may select different materials of equal or greater value in place of Lessor's standard building materials provided such selection is indicated on the Plans. The Working Drawings may be submitted in one or more stages.

  b.
  Lessee shall approve such Phase 1 Working Drawings or designate by notice to Lessor the specific changes required to be made to the Phase 1 Working Drawings, which Lessor shall direct to Designer as soon as reasonably possible. Upon receipt of Lessee's approval of the Phase 1 Working Drawings, Lessor shall cause the Designer to submit them to the appropriate municipal authorities and design review boards of the Carlsbad Research Center for all applicable building permits and approvals necessary to allow Contractor to commence and fully complete the construction of the Phase 1 Tenant Improvements. Lessor shall be responsible for obtaining any building permit or certificate of occupancy for the Premises; provided that Lessee shall cooperate with Lessor in executing permit applications and performing other ministerial acts reasonably necessary to enable Lessor to obtain any such permit or certificate of occupancy.

  c.
  After Lessee has approved the Phase 1 Working Drawings, Lessor shall cause the Designer to submit to Lessee final Phase 1 plans ("Phase 1 Plans") which shall be defined as, and shall consist of, complete architectural plans (inclusive of Working Drawings) and specifications necessary to allow the Contractor to build the Phase 1 Tenant Improvements in accordance with the final Phase 1 Plans. The term "Phase 1 Tenant Improvements" shall mean all improvements shown on the final Phase 1 Plans as finally approved by Lessee.

  d.
  Lessee shall approve such Phase 1 Plans or designated by notice to Lessor the specific changes required to be made to such Phase 1 Plans, which Lessor shall direct to Designer as soon as reasonably possible. No changes, modifications or alterations in the Phase 1 Plans approved by Lessee and Lessor may be made without the prior written consent of both Lessee and Lessor, which shall not be unreasonably withheld, conditioned or delayed.

  e.
  After Lessee's approval of the Phase 1 Plans, Lessor shall submit to Lessee a detailed written estimate of the Total Costs of the Tenant Improvements covered by the Phase 1 Plans ("Work Cost Estimate"). Lessee shall approve the Work Cost Estimate or designate by notice the specific portions of the Work Cost Estimate which Lessee disapproves or desires "value engineering" services to be performed to reduce the cost thereof. If Lessee reasonably disapproves all or any portion of the Work Cost Estimate, or requests value engineering services to be performed, the parties shall immediately meet in order to revise the Work Cost Estimate to an amount which is acceptable to Lessee, but shall maintain the quality of Tenant Improvements described above in any such revisions.

  f.
  Once the Phase 1 Plans have been approved, Lessee shall provide Designer with sufficient information to allow Designer to prepare a schematic layout of the Phase 2 Tenant Improvements. Lessor and Lessee recognize and agree that Lessee may elect to delay or forego the design and construction of the Phase 2 Tenant Improvements for an undetermined period of time after the Substantial Completion of the Phase 1 Tenant Improvements. After Lessor and Lessee have approved the preliminary schematic layout, Designer shall be directed to prepare Working Drawings for Phase 2 ("Phase 2 Working Drawings") which shall be delivered to Lessor and Lessee. The Phase 2 Working Drawings and the Phase 2 Plans shall be approved according to the same procedures as the Phase 1 Working Drawings and Phase 1 Plans as described in subparagraphs 3 b-e above.

  g.
  The Phase 1 Working Drawings and the Phase 2 Working Drawings are sometimes collectively referred to herein as the "Working Drawings." Similarly, the Phase 1 Plans and the Phase 2 Plans are sometimes collectively referred to herein as the "Plans" and the Phase 1 Tenant Improvements and the Phase 2 Tenant Improvements are sometimes collectively referred to herein as the "Tenant Improvements."

4.    Construction of Tenant Improvements.

  a.
  Lessor shall make arrangements for Reno Contracting, Inc. or such other contractor selected by Lessor ("Contractor") to construct the Phase 1 Tenant Improvements as indicated on the Phase 1 Plans in a good and workmanlike manner as soon as reasonably possible and consistent with industry custom and practice. Although Lessor will enforce the contract with Contractor to have the Tenant Improvements completed as soon as reasonably possible, Lessor shall not be liable for delay in the construction of the Tenant Improvements except to the extent that such delay is caused by Lessor's failure to respond to Working Drawings or Plans within three business days of their submission to Lessor and such delay directly causes a delay in the Substantial Completion of the proposed Tenant Improvements.

  b.
  The construction contract for the Phase 1 Tenant Improvements with Contractor (the "Construction Contract") shall be in form and substance acceptable to Lessor and reasonably approved by Lessee and shall include, without limitation, requirements (i) that Contractor carry such insurance as Lessor and Lessee may reasonably require, (ii) that the Contractor provide a commercially reasonable construction warranty, which may be enforced by Lessee, (iii) that the Contractor's fee shall be calculated on a "cost plus a fee" basis where the fee for overhead and profit shall not exceed five percent (5%) of cost and the fee for liability insurance shall not exceed .60% (with the amount charged for general conditions and supervision competitive with the current market for similar tenant improvement projects in the Carlsbad Research Center, and (iv) that Contractor secure independent sealed bids from three (3) subcontractors mutually acceptable to Lessor and Lessee (to the extent that such bids are reasonably available) for each trade (except for roofing and fire safety, which subcontractors Lessor shall select) whose costs are in excess of five percent (5%) of the Work Cost Estimate. Lessee may designate that the lowest bidding subcontractor be selected. Both Lessor and Lessee shall have the full benefit of all contractor warranties in connection with the Phase 1 Tenant Improvements. Lessor shall direct and authorize Contractor to keep Lessee's representative fully informed of the construction process for the Phase 1 Tenant Improvements and to provide Lessee's representative with access to all documentation and other information in Contractor's possession or control regarding construction of the Phase 1 Tenant Improvements. The Construction Contract shall not require the Contractor to post a completion bond if the premium therefor will be included in the Total Cost without the Lessee's express prior written consent.

  c.
  If Lessor and Lessee elect to construct the Tenant Improvements in two phases, then following the issuance of a certificate of occupancy for the Phase 1 Tenant Improvements and Lessee's deposit of the amount by which the Total Cost exceeds the remaining Allowance as described in paragraph 5 below, Lessor shall make arrangements for Contractor to construct the Phase 2 Tenant Improvements. Lessor and Lessee shall cooperate with Contractor and Designer to cause the Phase 2 Tenant Improvements to be completed as soon as reasonably possible after the completion and approval of the Phase 2 Working Drawings as described in Section 3.e above.

  d.
  Lessee shall designate a representative who shall attend all planning and construction meetings related to the Tenant Improvements. Lessor shall designate a representative to participate in the Tenant Improvement process. However, Lessor shall not receive a separate fee in connection with Lessor's reviewing the design and construction of the Tenant Improvements for the Premises and supervising Contractor in the construction of the Tenant Improvements.

  e.
  Lessor shall complete construction of the Shell within a commercially reasonable period in accordance with the Shell Architectural Drawings. However, if Lessor delays completion of the Shell (other than delays related to the Mezzanine Improvements or other changes requested by Lessee) and such delay causes a corresponding delay in the completion of the Tenant Improvements, then the Commencement Date shall be pushed forward by the number of days in delay of the completion of the Shell that caused a corresponding delay in the completion of the Tenant Improvements.

  f.
  Prior to execution of the contracts with the Designer and the Contractor, Lessor and Lessee shall agree upon a schedule for design and construction of the Tenant Improvements ("Completion Schedule"), broken down by number of days to complete certain milestones and attach it to this Agreement as Schedule I. If either Designer or Contractor fall behind more than fourteen (14) days in the completion of any milestone in the Completion Schedule, then Lessee may provide Lessor with a notice that the Completion Schedule is not being met. Lessor shall use commercially reasonable efforts to cause Designer or Contractor, as the case may be, to remedy the failure to proceed pursuant to the Construction Schedule. If within five (5) business days after receipt of such notice Lessor is unable to cause Designer or Contractor, as the case may be, to provide reasonably acceptable assurances that there will be no further delay in the identified portion of the Completion Schedule or that the identified delay otherwise will be remedied and the other portions of the Completion Schedule will be met, then Lessee shall have the right to enforce its third party beneficiary rights under the contract with the Designer or Contractor, as applicable, and take any action Lessee deems reasonably necessary to cause completion of the Tenant Improvements as soon as reasonably possibly, including, without limitation, termination of the applicable contract with Designer or Contractor. Notwithstanding the foregoing, any action Lessee may take pursuant to this subparagraph 4.f shall be deemed a Change Order for purposes of this Agreement and Lessee shall comply with the provisions of Paragraph 7 of this Agreement with respect to any action that Lessee may take that increases the cost of completing the Tenant Improvements, including, without limitation, the cost of terminating any contracts. Lessor shall have no liability with respect to any delays in completion of the Tenant Improvements in connection with such circumstances.

5.    Tenant Improvement Allowance.    The planning and construction of the Mezzanine Improvements and the Tenant Improvements shall be at Lessee's sole and entire cost except for the Allowance. Lessor will provide a tenant improvement allowance of $4,300,000 ("Allowance") toward the cost of the design and construction of the Mezzanine Improvements and the Tenant Improvements ("Total Cost"). The Total Cost shall include all direct and indirect costs and expenses incurred by Lessor relating to the Mezzanine Improvements and the Tenant Improvements as indicated by the Plans and the Work Cost Estimate, as modified, including, without limitation, all direct and indirect costs related to the architectural, engineering and inspection fees, the costs of the Working Drawings and the Plans, payments made under all construction contracts, premiums for all bonds and insurance, all sales, use or similar taxes relating to the construction of the Mezzanine Improvements and the Tenant Improvement, permit fees and other governmental fees, losses and expenses not compensated by insurance or otherwise sustained by Lessor, blueprinting expenses and all other ordinary and reasonable expenses incurred by Lessor applicable to the construction of the Mezzanine Improvements and the Tenant Improvements. If the estimated Total Cost of the Mezzanine Improvements and the Tenant Improvements exceeds the Allowance, then Lessee shall pay the estimated overage to Lessor at the time a construction contract is signed for Phase 1 or Phase 2 of the Tenant Improvements that, together with all previous amounts spent for Mezzanine Improvements and Tenant Improvements through that date, is estimated to exceed the Allowance. Lessor shall have no obligation to cause commencement of a contract for the Phase 1 Tenant Improvements until after Lessee has paid the amount of the overage related thereto to Lessor. Similarly, Lessor shall have no obligation to cause commencement of a contract for the Phase 2 Tenant Improvements until after Lessee has paid the amount of the overage related thereto to Lessor. After the Allowance has been exhausted, Lessor shall have no further obligation to expend Lessor's funds on Tenant Improvements. Lessor shall place the overage paid by Lessee in an interest-bearing account with the interest accruing to the benefit of Lessee. Lessor shall perform the services of fund control with respect to the construction costs and shall disburse Lessee's funds in equal monthly installments based on the estimated number of months of construction for the corresponding portion of the Tenant Improvements.

When all the Tenant Improvements are Substantially Complete, either (1) if the Total Cost of the Mezzanine Improvements and the Tenant Improvements exceeds the sum of the Allowance plus any amounts Lessee paid to Lessor upon the execution of the Construction Contract (plus accrued interest on Lessee's funds), then Lessee shall pay Lessor such shortfall immediately upon Lessor's request (and Lessee's failure to make such payment shall constitute a default under the Lease), or (2) if the Total Cost of the Mezzanine Improvements and the Tenant Improvements is less than the sum of the Allowance plus any amounts Lessee paid to Lessor upon execution of the Construction Contract (plus accrued interest on Lessee's funds), then Lessor shall refund the excess overage paid by Lessee to Lessee. All items of Tenant Improvements shall be the property of Lessor.

6.    Substantially Complete.

  a.
  For purposes hereof, (i) the Shell shall be deemed "substantially complete" at such time as Lessor has completed work in accordance with the Shell Architectural Drawings subject to completion and correction of items on SCA's punch list, and certain other items which will not be completed until substantial completion of the Phase 1 Tenant Improvements (such as items necessary to modify the sprinklers in accordance with the Phase 1 Tenant Improvement package and certain landscaping), and (ii) the Phase 1 Tenant Improvements shall be deemed "substantially complete" at such time as Contractor has completed work in accordance with the Phase 1 Plans, as certified by Designer (which certification shall be obtained promptly by Lessor upon such substantial completion), and Lessee has obtained a final or temporary certificate of occupancy from the City of Carlsbad, subject only to the completion or correction of items on the Designer's punch list. The Premises shall be deemed Substantially Complete even though certain portions of the Premises which do not interfere with Lessee's efficient conduct of its business in the Premises have not been fully completed, and even though Lessee's furniture, telephones, telexes, telecopiers, photocopy machines, computers and other office machines or equipment have not been installed, the purchase and installation of which shall be Lessee's sole responsibility; provided, however, that Lessor shall permit Lessee reasonable access to the Premises prior to the substantial completion of the Phase 1 Tenant Improvements to install such equipment and trade fixtures. Lessor shall cause the Punchlist items to be corrected as soon as reasonably possible and practical. Lessor shall direct Contractor to clean the Premises prior to the Commencement Date, including removal of all rubbish and debris to leave the Premises in a manner consistent with the commencement of business from first-class office premises, the cost of which shall be part of the Total Cost.

  b.
  If Lessee delays the date of Substantial Completion due to Change Orders or the non-timely response to clarification or direction requested by the Designer, Contractor or Lessor, such delays shall not cause any delay in the Commencement Date of the Lease nor shall it delay Lessee's obligation to pay rent for the Premises.

  c.
  Whenever possible and practical, Lessor will cause to be utilized, for the construction of the Tenant Improvements, the items and materials designated in the Plans. However, whenever Lessor determines in its judgment that it is not practical or efficient to use such materials, Lessor shall have the right, upon receipt of Lessee's consent, which consent shall not be unreasonably withheld or delayed, to cause Contractor to substitute comparable items and materials. If Lessee refuses to grant such consent, and Lessor is delayed in causing the Tenant Improvements to be Substantially Complete because of Lessee's failure to permit the substitution of comparable items and materials, such delay shall not delay the Commencement Date or Lessee's obligation to pay rent for the Premises.

7.    Change Orders.    If Lessee requests any changes to the Tenant Improvement Plans other than those due to acts or omissions of Lessor or the Designer ("Change Order"), Lessor shall not unreasonably withhold its consent to any such Change Order, provided the Change Order does not materially affect the Premises' structure, systems, equipment or appearance and does not result in the use of materials in the construction of the Tenant Improvements of a lesser quality than the materials previously approved for the Building. Lessee shall request Change Orders in writing and if the Change Order increases the cost of the Tenant Improvements, as well as increases the amount of the construction contract, then to the extent such Change Order increases the amount of the construction contract, Lessee shall pay such increased costs to Lessor at such time as the request is approved by Lessor and Lessor shall have no obligation to cause the Change Order to be implemented (and the Change Order shall be of no force or effect) until Lessee pays the increased costs of the Change Order to Lessor. Any Change Order which results in a cost savings to Lessee shall be credited to the Owner's Contingency portion of the construction contract.

8.    No Lessor Liability.    Lessor shall not be liable for any loss, cost, damage, or expense incurred or claimed by Lessee or any other person or party on account of the construction or installation of the Tenant Improvements or any improvements to the Premises made by Lessee, except to the extent caused by Lessor's gross negligence, recklessness or intentional acts. As much of the Tenant Improvements for the Premises are of a very specialized and technical nature, Lessee agrees and understands that Lessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any Plans, the compliance of such Plans with applicable laws or the operation of the Tenant Improvements in the Premises. Notwithstanding the foregoing, Lessor hereby covenants to diligently pursue and to cooperate with Lessee in pursuing all of Lessor's warranty rights and remedies under the Construction Contract and each Design Contract, including Lessor's rights with respect to subcontractors and vendors, as necessary to compensate Lessee for any loss, cost, damage or expense incurred or claimed by Lessee, or any other person claiming through Lessee, on account of any defect in the construction, design or installation of the Tenant Improvements or any breach of the Construction Contract by Contractor, or any Design Contract by the designer party thereto. The Lessor assumes no liability or responsibility resulting from the failure of the Lessee to comply with applicable governmental laws, codes and regulations or for any defect in any of the Tenant Improvements or other alteration to the Premises made by Lessee. Lessee further agrees to indemnify, defend, and hold harmless Lessor from any liability, loss, cost, damage or expense incurred, claimed, asserted or arising in connection with any of the foregoing.

9.    Future Improvements by Lessee to the Premises.    In the event that Lessee shall desire to perform future improvements to the Premises during the term of the Lease or any extension thereof, Lessee shall construct such improvements in accordance with the terms and conditions of the Lease.

10.    Default.    Any default by Lessee or Lessor under the terms of this Agreement shall constitute a default under the Lease and shall entitle the other to exercise all remedies set forth in the Lease. The defaulting party shall have all rights to remedy such default pursuant to the provisions of the Lease.

11.    Reasonable Diligence.    Both Lessor and Lessee agree to use reasonable diligence in performing all of their respective obligations and duties under this Agreement and in proceeding with the construction and completion of all Tenant Improvements in the Premises.

12.    Dispute Resolution Procedures.

Lessor and Lessee agree that, except for any claim within the jurisdiction of the small claims court (which small claims court shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Work Letter, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J.A.M.S. or another judicial mediation service mutually acceptable to the parties located in San Diego County, California. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or other judicial mediation service selected. In the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J.A.M.S. mediator with experience in resolving construction disputes and commence the mediation. In the event the parties are not able to agree on a mediator within thirty (30) days, J.A.M.S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code § 1119 et. seq. The mediation shall be held in San Diego County, California and in accordance with the existing rules and practice of J.A.M.S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Paragraph attempt an arbitration or a court action before attempting to mediate, the prevailing party shall not be entitled to attorney's fees that might otherwise be available to them in a court action or arbitration and in addition thereto, the party who is determined by the arbitrator to have resisted mediation, shall be sanctioned by the arbitrator or judge.

IF A MEDIATION IS CONDUCTED BUT IS UNSUCCESSFUL, IT SHALL BE FOLLOWED BY FINAL AND BINDING ARBITRATION ADMINISTERED BY AND IN ACCORDANCE WITH THE THEN EXISTING RULES AND PRACTICES OF J.A.M.S. OR THE OTHER JUDICIAL AND MEDIATION SERVICE SELECTED, AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT IN NO EVENT SHALL THE PARTIES BE ENTITLED TO PROPOUND INTERROGATORIES OR REQUEST FOR ADMISSIONS DURING THE ARBITRATION PROCESS. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LICENSED CALIFORNIA ATTORNEY. THE VENUE FOR ANY SUCH ARBITRATION OR MEDIATION SHALL BE IN SAN DIEGO COUNTY, CALIFORNIA.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL BINDING ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO BINDING ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL BINDING ARBITRATION.

LESSOR:	/s/ AJB	LESSEE:	/s/ [Illegible]

LESSOR:			LESSEE:
BLACKMORE AIRPORT CENTRE California limited partnership			CANCERVAX CORPORATION a Delaware corporation
By:	Blackmore Family Partners, a California general partnership, General Partner		By:	/s/ DAVID HALE David Hale, President and CEO
	By:	/s/ ALLEN JOSEPH BLACKMORE Allen Joseph Blackmore, Trustee of the Blackmore Family Trust Restated 1995, General Partner	By:	/s/ WILLIAM R. LARUE William R. LaRue, Vice President and CFO

EXHIBIT C

PROPOSED LESSOR DESIGNED
TENANT IMPROVEMENT SPACE PLANS

EXHIBIT D
2110 RUTHERFORD ROAD, CARLSBAD

[MAP]

EXHIBIT E

[LOGO]	No.	WFGL 10-3304
LIBERTY GUARANTEE
TYPE OF GUARANTEE:	GAFGLAS LIBERTY	PERIOD OF COVERAGE	10 YEAR	YEARS

OWNER:	BLACKMORE AIRPORT, SAN DIEGO, CA

NAME AND TYPE OF BUILDING:	CARLSBAD RESEARCH CENTRE—LOT 80

ADDRESS OF BUILDING:	6820 PASTEUR COURT, CARLSBAD, CA

SPECIFICATION:	NB4M/P6	AREA OF ROOF:	280.00	SQUARES

TYPE OF FLASHING:	1XM	LENGTH OF FLASHING:	450	LINEAL FEET

APPLIED BY:	SUPERIOR ROOFING

DATE OF COMPLETION:	08/15/1998	EXPIRATION DATE:	08/15/2000

THE GUARANTEE

        GAF MATERIALS CORPORATION ('GAFMC') guarantees to the Building Owner that, subject to the terms and conditions set forth below, GAFMC will make those repairs to the GAFMC roofing membrane, base flashing, insulation, expansion joint covers and pre-flashed accessories (the 'GAFMC Roofing Materials') used in the construction of the above described roof as are necessary to correct leaks while this Guarantee is in effect. This Guarantee covers such repairs to the GAFMC Roofing Materials (excluding repair or replacement of roof deck, insulation, or other materials used in conjunction with the roofing system not sold by GAFMC) as shall be necessary solely in order to correct leaks resulting from any of the causes listed below. These repairs will be made at no cost to the Building Owner provided that the Owner gives timely written notice to GAFMC (see below).

Scope of Coverage—Leaks Caused by:

1.
Natural deterioration of the GAFMC Roofing Materials

2.
Blisters

3.
Bare spots

4.
Fish-mouths

5.
Ridges

6.
Splits not caused by structural failure or movement of or cracks in substrate roof base or non-GAFMC, insulation over which the GAFMC Roofing Materials are applied

7.
Buckles and wrinkles

8.
Workmanship In applying the GAFMC Roofing Materials

9.
Slippage of membrane or base flashing

OWNER'S RESPONSIBILITIES

        In the event of a leak through the GAFMC Roofing Materials, the Owner must notify the GAFMC Technical Services Department, 1361 Alps Road, Bldg. 2-1, Wayne, New Jersey 07470 In writing within thirty days after discovery of the leak. The roofing contractor is NOT an agent of GAFMC; notice to the roofing contractor is NOT notice to GAFMC.

        The Owner shall, at its expense, (a) perform regular inspections and maintenance during this Guarantee, (b) keep records of all inspections and maintenance performed, and (c) perform repairs to this roof or to other building components identified during inspections by GAFMC as being necessary to preserve the integrity of the GAFMC Roofing Materials. Failure of the Owner to perform this work promptly following written notification by GAFMC may result in cancellation of this guarantee if the Owner's failure results in damage to the GAFMC Roofing Materials.

        The Owner shall, at its expense, remove (and, if desired, subsequently replace) any materials and equipment that impede inspection and repair of the GAFMC Roofing Materials, such as HVAC units and satellite dishes mounted so that there is no functional access to the roof system, and precast concrete or rubber pavers, wood decking and steel grating that are installed over the GAFMC Roofing Materials.

        In an emergency, the Owner may authorize or perform temporary repairs to minimize damage to the building or its contents. Such work will not result in the cancellation of this Guarantee provided that the temporary repairs are reasonable and customary, and do not result in permanent damage to the GAFMC Roofing Materials. The Owner is responsible for all expenses associated with temporary repairs.

EXCLUSIONS FROM COVERAGE

        This Guarantee shall NOT cover the following conditions or any damages which may arise therefrom.

1.
Roof maintenance or correction to conditions other than leaks.

2.
Unusual weather conditions or natural disasters including, but not limited to, windstorms, hall, floods, hurricanes, lightning, tornados, and earthquakes.

3.
Damage to the roof constructed of the GAFMC Roofing Materials due to: (a) settlement, distortion, movement, failure or cracking of the roof deck, walls, or foundations to the building; (b) Improper installation to non-GAFMC insulation or defects or failure of any material used in any roof base or insulation not manufactured by GAFMC over which the GAFMC Roofing Materials are applied; (c) infiltration or condensation of moisture in, through or around the walls, copings, building structure, or underlying or surrounding materials including tie-ins to adjacent roof systems; (d) defects in design; (e) the performance, design, or application of non-GAFMC materials such as roof decks, metal work, expansion and control joints, pitch pockets, walkways, work platforms and recreational surfacings; (f) expansion or contraction of any metal flashing or other metal work; (g) underlying materials or structures having failed or ceased to conform to GAFMC's or other applicable specifications as to roof slopes or other requirements; (h) chemical attack on the membrane; (i) vandalism; or (j) negligence by the Owner in maintaining the GAFMC Roofing Materials.

4.
Damage to the building or its contents.

5.
Changes in usage of the building unless approved in writing in advance by GAFMC.

6.
Damage resulting from any new installations on or through the GAFMC Roofing Materials or from traffic of any nature on the roof.

7.
Temporary repairs to the GAFMC Roofing Materials authorized by the Owner.

8.
Any repairs or other applications to the GAFMC Roofing Materials after the date to completion, unless performed in a manner acceptable to and approved by GAFMC in writing in advance. NOTE: In no event shall new penetrations be covered under the terms of guarantee.

9.
Any damage occurring more than thirty days after the discovery by the Owner or its agent of a leak, unless GAFMC is notified of such leak within thirty days of its discovery.

10.
Areas of roof which pond water.

        No representative, employee, or agent of GAFMC, or any other person, has any authority to assume for GAFMC any additional or other liability or responsibility in connection with the roof described above. GAFMC shall not be responsible for or liable for any change or amendment to the GAFMC roof specifications in regard to the construction of the roof described above, unless the change or amendment to the specifications is approved in writing by an authorized GAFMC Technical Services Manager.

        This Guarantee is assignable to another owner of the building for the remaining term ONLY if the following conditions are met: 1) The request is in writing within 30 days after ownership transfer; 2) The membrane is inspected and any required repairs are completed at Owner's expense; 3) The proposed assignment is approved in writing by an authorized GAFMC Technical Services Manager; and 4) An assignment fee of $500 is paid to GAFMC. This Guarantee is NOT otherwise assignable, directly or Indirectly.

        CANCELLATION OF THIS GUARANTEE WILL RESULT IF THE ROOF IS DAMAGED BY ANY CAUSE LISTED ABOVE UNDER "EXCLUSIONS FROM COVERAGE" IF THE DAMAGE AFFECTS THE INTEGRITY OR WATERTIGHTNESS OF THE ROOF, AND THE OWNER DOES NOT PROMPTLY MAKE REPAIRS FOLLOWING WRITTEN NOTIFICATION BY GAFMC TO RECTIFY THE DAMAGE AND PRESERVE THE INTEGRITY OF THE ROOF.

        THIS GUARANTEE IS EXPRESSLY IN LIEU OF ANY OTHER GUARANTEES AND/OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND OF ANY OTHER OBLIGATIONS OR LIABILITY ON THE PART OF GAF MATERIALS CORPORATION, whether any claim against it is based upon strict liability, negligence, breach of warranty or any other theory or cause of notion. In NO event shall GAF Materials Corporation be liable for any CONSEQUENTIAL OR INCIDENTAL DAMAGES of any kind.

NOTE: This Guarantee becomes effective only when bills for installation and supplies have been paid in full to the roofing contractor and materials suppliers, and the Guarantee charge has been paid to GAF Materials Corporation.

GAFMC MATERIALS CORPORATION
1301 ALPS ROAD
WAYNE, NJ 07470

FORM COMTS581

By	/s/ [Illegible]
Authorized Signature
Date March 18, 1999

EXHIBIT F

CONDITION OF BUILDING UPON POSSESSION

DATE:	August 31, 2001
LOCATION:	2110 Rutherford Road, Carlsbad
TENANT:	CancerVax Corporation
OFFICE AREA	COMMENTS
CARPET
CEILING
DOORS
HVAC
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[SEAL]

EXHIBIT G

LANDLORD'S WAIVER AND CONSENT (OWNER)

        THIS LANDLOARD'S WAIVER AND CONSENT is made by Blackmore Airport Centre, a California Limited Partnership ("Owner") whose address is P.O. Box 1810, Rancho Santa Fe, California 92067 in favor of                  (hereinafter referred to as "Lender") with an address of                  and affects the real property commonly know as 2110 Rutherford Road, Carlsbad, California 92008 (hereinafter referred to as the "Real Property" or the "Premises") in connection with the Lender entering into the following agreements dated                  and other agreements related thereto (hereinafter collectively referred to as the "Agreements") with CancerVax Corporation (hereinafter jointly and severally referred to as "Borrower"), which Agreements, among other things were given by Borrower to Lender for the purpose of securing the repayment of all obligations and the performance of all duties now or hereafter owing by Borrower to Lender, of every kind and description (collectively the "Obligations"). Borrower is a tenant of Owner for the Premises pursuant to that certain lease agreement dated                   ("Lease"). This Waiver does not amend any of the terms of the Agreements and reference is made to the Agreements for further information as to their terms.

        Pursuant to the Agreements, Lender has loaned or may hereafter loan monies to Borrower secured by, among other collateral, Borrower's now-owned and hereafter acquired goods, merchandise, inventory, equipment, furniture, furnishings, fixtures, trade fixtures, machinery and tools, together with all additions, substitutions, replacements, and improvements to the same (hereafter referred to as "Goods"), which Goods are or are to be located on and may be affixed to the Premises or improvements thereon.

        Owner agrees as follows:

        1.    Goods Remain Personal Property    The Goods shall at all times be and remain personal property, and the Goods shall not be deemed a fixture or part of the Real Property. Owner disclaims any interest in the Goods and will not assert any statutory or possessory lien against any of the Goods.

        2.    Notice of Default    Owner will send to Lender by certified mail, at its address above, a copy of any written notice Owner sends to Borrower, at the same time as it sends such notice to Borrower, of a default by Borrower under the Lease, and allow Lender at Lender's option, thirty (30) days from Lender's receipt of such notice in which to cure or request Borrower to cure such default or to take possession of the Premises in accordance with Paragraph 3 below.

        3.    License to Lender    Conditioned upon Lender's performance of the items described in Paragraph 4, Owner grants Lender the option, as set forth below, to enter into possession of the Premises to do any or all of the following with respect to the Goods: inspect them, assemble them, have them appraised, display them, sever them, remove them, maintain them, prepare them for sale or lease, repair them, lease them, and transfer and/or sell them at one or more public auctions or private sales. Lender shall have the foregoing rights for a period of up to thirty (30) days (at Lender's discretion and with Owner's prior approval), following Lender obtaining possession of the Premises either by Borrower or Owner placing Lender in possession of the Premises or abandonment of the Premises by Borrower to Lender or otherwise, but in no event shall Lender be under any obligation to take possession of the Premises. Any extensions of the foregoing period shall be with the written consent of Owner. Lender shall repair prior to vacating the Premises, at its cost, any structural or cosmetic damage to the Premises caused by the removal of the Goods by Lender. In the event Lender does not remove said Goods from the Premises within the thirty (30) days period, or Lender fails to take possession of the Premises within ten (10) days after Owner's notice of availability, Lender shall have no further right to said inventory and Owner will execute the right to distrain on the Goods as Owner deems necessary.

        4.    Rent Payable By Lender    If the rent payable from the Borrower to the Owner has not been paid for a period during which Lender may take possession of the Premises pursuant to Paragraph 3 above, then Owner shall condition Lender's right to take or keep possession of the Premises upon Lender agreeing (within ten (10) days of Landlord's request), in writing, to pay in advance such rent which is payable to Owner (prorated on a daily basis) for the actual number of days Lender is in possession of the Premises, up to 60 days or such longer period as may be agreed to in writing between Owner and Lender. Lender shall have no obligation to remedy any defaults of Borrower or to pay any share of real property taxes or other taxes, insurance, maintenance costs, or other sums payable by Borrower (whether or not denominated as "rent" in the Lease) for any period prior to Lender taking possession. No agreement by Lender to pay such rent shall be binding on Lender unless set forth in a written agreement signed by Lender. Lender's failure to agree to pay such rent within ten (10) days of Landlord's request shall cause this waiver and consent to terminate immediately.

        5.    General    This Waiver and Consent shall continue until the earlier of such time as all Obligations have been paid and performed in full and Lender's failure to take possession of the Premises within ten (10) days after Owner notifying Lender that it may take possession of the Premises. This Waiver and Consent shall be governed and controlled by, and interpreted under, the laws of the State of California and shall inure to the benefit of, and be binding upon, the successors, heirs and assigns of Owner and Lender.

DATED:	OWNER:	BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP
	By:	Blackmore Family Partners, A California General Partnership, General Partner
	By:	Allen Joseph Blackmore, Trustee of the Blackmore Family Trust Restated 1995, General Partner

[SEAL]

AMENDMENT OF LEASE
August 16, 2002

That certain Lease dated August 31, 2001, by and between Blackmore Airport Centre, a California limited partnership, Lessor, and CancerVax Corporation, Lessee, in connection with the property located at 2110 Rutherford Road, Carlsbad, California, is hereby amended with respect to the following provisions:

  65.
  (NEW) GENERATOR MAINTENANCE AND LOAD TESTING:    It is understood by the parties hereto that the building is equipped with a 300KW Standby Generator which requires quarterly maintenance and service. Notwithstanding anything contrary contained in Paragraph 7 of the lease, Lessor shall procure and maintain a generator maintenance contract providing for quarterly service. Lessee shall reimburse Lessor for this service. Such service shall be $420.00 per quarter, subject to increase and shall be included in the annual operating expense budget for the building.

    In addition, the generator must be load tested on an annual basis. Such service shall be $445.00 per year, subject to increase, and shall be included in the annual operating expense budget for the building.

All other terms and conditions of the Lease, as amended, shall remain unchanged and in full force and effect.

LESSOR:		LESSEE:
BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP		CANCERVAX CORPORATION
By:	Blackmore Family Partners, A California General Partnership, General Partner
By:	/s/ ALLEN JOSEPH BLACKMORE Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995, General Partner	By:	/s/ DAVID F. HALE David F. Hale, President and CEO
Date	9-3-02	Date	8/26/02
		By:	/s/ WILLIAM R. LARUE William R. LaRue Vice President and CFO
		Date:	8/26/02

AMENDMENT OF LEASE
May 24, 2004

That certain Lease dated August 31, 2001, as amended, by and between Blackmore Airport Centre, a California limited partnership, Lessor, and CancerVax Corporation, Lessee, in connection with the property located at 2110 Rutherford Road, Carlsbad, California, is hereby amended with respect to the following provisions:

        Subparagraph 51 (b) is hereby deleted in its entirety and shall be replaced with the following:

SECURITY DEPOSIT:

  b.
  Lessor and Lessee acknowledge that the amount of the Letter of Credit may fluctuate during the Term of the Lease. On or before the 45th day following the end of each quarter of the Lease Term, Lessee shall provide to Lessor (x) a financial statement for the immediately preceding quarter certified as true, complete and correct by the CFO of Lessee that includes an accurate cash balance of the Lessee and (y) supporting bank statements also certified by the CFO to be true, complete and correct (such statements as of a date no earlier than the last day of the immediately preceding quarter) which indicate the balance of cash held by the Lessor in such institution(s) as of that date. Lessor shall be required to maintain the following amount of Letter of Credit, based on the amount of cash shown on the certified financial statements and certified bank statements:

All other terms and conditions of the Lease, as amended, shall remain unchanged and in full force and effect.

LESSOR:		LESSEE:
BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP		CANCERVAX CORPORATION
By:	Blackmore Family Partners, A California General Partnership, General Partner
By:	/s/ ALLEN JOSEPH BLACKMORE Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995, General Partner	By:	/s/ DAVID F. HALE David F. Hale, President and CEO
Date	July 7, 2004	Date	June 25, 2004
		By:	/s/ WILLIAM R. LARUE William R. LaRue Vice President and CFO
		Date:	June 25, 2004

EXHIBIT B

DESCRIPTION OF SUBLEASED PREMISES

        The ground floor (consisting of 46,527 square feet) of the office building located at 2110 Rutherford Road, Carlsbad, California.

EXHIBIT C

BASE RENT SCHEDULE

        Beginning on August 1, 2006, the Base Rent to be paid by the Subtenant to Sublandlord shall be as follows:

May 1, 2006 through July 31, 2006	—	No Base Rent
August 1, 2006 through June 30, 2007	—	$81,422.25 ($1.75 per rentable square foot) per month
July 1, 2007 through June 30, 2008	—	$83,864.92 ($1.80 per rentable square foot) per month
July 1, 2008 through June 30, 2009	—	$86,380.87 ($1.86 per rentable square foot) per month
July 1, 2009 through June 30, 2010	—	$88,972.29 ($1.91 per rentable square foot) per month
July 1, 2010 through June 30, 2011	—	$91,641.46 ($1.97 per rentable square foot) per month
July 1, 2011 through June 30, 2012	—	$94,390.70 ($2.03 per rentable square foot) per month

        Subtenant agrees to pay to Sublandlord the Base Rent according to the terms and conditions set forth in Section 3 of this Sublease.

EXHIBIT D-1

CARD ACCESS PLAN

EXHIBIT D

[MAP]

EXHIBIT D-2

DEMISING WALL IMPROVEMENTS

[MAP]

EXHIBIT E

LIST OF FURNITURE AND EQUIPMENT

(12) Square tables with 48 chairs
(1) 6' conference table and (6) chairs
(1) 8' conference table and 8 chairs
(9) 30 × 60 conference table and 22 chairs
(51) cubicles
(28) sets of office furniture
(2) sets mail slots and (6) base storage cabinets
(7) ducted fume hoods
Server racks
Telephones
(1) lot of file cabinets
(1) lot of fire proof files
All attached casework and cabinetry

EXHIBIT F

SECOND FLOOR OCCUPANT ACCESS AREAS

EXHIBIT F

[MAP]

CONSENT TO SUBLEASE

1.
Master Landlord's Consent. Master Landlord hereby consents to the attached Amended and Restated Sublease Agreement between Cancervax Corporation and Genoptix, Inc., dated May 1, 2006. This consent is granted only on the terms and conditions stated in Paragraph 2 below. Master Landlord is not bound by any of the terms, covenants, or conditions of the Sublease. The Sublease is subject and subordinate to the Master Lease and does not in any way modify the Master Lease.

2.
Conditions and Limits to Consent; Nonrelease of Sublandlord; Further Transfers; Recapture Rights. Neither the Sublease nor this Consent will:

(a)
release Sublandlord from any liability, whether past present or future, under the Master Lease;

(b)
alter the primary liability of Sublandlord to pay the rent and perform all of the Lessee's obligations under the Master Lease (including the payment of all bills rendered by Master Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises);

(c)
be construed as a waiver of Master Landlord's right to consent to any proposed transfer after the date hereof by Sublandlord under the Master Lease or Subtenant under the Sublease, or as a consent to any portion of the Subleased Premises being used or occupied by any other party;

(d)
grant any rights to Subtenant greater than those rights granted to Sublandlord under the Master Lease;

(e)
be deemed consent to any other transfer;

(f)
be construed as consent by Master Landlord to a term in the Sublease beyond the term of the Master Lease;

(g)
require Master Landlord to recognize Subtenant in the event of a default in the Master Lease by Sublandlord;

(h)
enlarge or in any manner increase Master Landlord's obligations or duties under the Master Lease;

(i)
create obligations or costs to Master Landlord with regard to the Sublease;

(j)
require Master Landlord to proceed any action under the Master Lease or this Agreement against either Sublandlord or Subtenant without first exhausting Master Landlord's remedy against the other; or

  (k)
  modify, waive, amend, or otherwise affect any provision of the Master Lease.

MASTER LANDLORD: BLACKMORE AIRPORT CENTRE, A California limited partnership
By:	Blackmore Family Partners, a California General Partnership, General Partner
By:	/s/ Allen Joseph Blackmore Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995, General Partner

AMENDMENT OF LEASE
May 3, 2006

That certain Lease dated August 31, 2001, as previously amended, by and between Blackmore Airport Centre, a California limited partnership, Lessor, and CancerVax Corporation, Lessee, in connection with the property located at 2110 Rutherford Road, Carlsbad, California, is hereby amended with respect to the following provisions:

A.    No Alterations without Lessor's Prior Written Consent.    Notwithstanding the provisions of Subparagraph 7.4 of the Lease, Lessee shall not make any further improvements, alterations, additions or changes to the Premises without Lessor's prior written consent. Lessor may withhold or condition its consent if Lessor determines in its sole and absolute discretion that the requested alterations may negatively impact the value of the Premises or future lease or sale of the Premises, may affect the structure of the Premises, result in Lessor being required to perform additional work on the Premises that Lessor could otherwise avoid or defer, cause an increase in the premiums for hazard or liability insurance or overload the floor load capacity or unduly burden the installed systems (including, without limitation, plumbing, HVAC, electrical, fire/life safety and elevator) in the Premises.

B.    Fixed Letter of Credit Amount.    Subparagraph 51(b) is hereby deleted in its entirety and shall be replaced with the following:

  "Lessor and Lessee acknowledge that the amount of the Letter of Credit may fluctuate during the Term of the Lease. On or before the 45th day following the end of each quarter of the Lease Term, Lessee shall provide to Lessor (x) a financial statement of the immediately preceding quarter certified as true, compete and correct by the CFO of Lessee that includes an accurate cash balance of the Lessee and (y) supporting bank statements also certified by the CFO to be true, complete and correct (such statements as of a date no earlier than the last day of the immediately preceding quarter) which indicate the balance of cash held by the Lessee in such institution(s) as of that date. Lessee shall be required to maintain the following amount of Letter of Credit, based on the amount of cash shown on the certified financial statements and certified bank statements:

    1. If the cash balance is less than $5,000,000, then Lessee shall deliver to Lessor with the financial statements and bank statements a replacement Letter of Credit in the amount of $1,900,000;

    2. If the cash balance is greater than or equal to $5,000,000, then the amount of the Letter of Credit shall be $1,350,000.

  If the amount of the Letter of Credit at the time of delivery of the financial statements and bank statements is to be modified, than Lessor shall cooperate in returning the Letter of Credit it then holds as soon as it receives the replacement Letter of Credit in the modified amount."

All other terms and conditions of the Lease, as amended, shall remain unchanged and in full force and effect. To the extent that there is any conflict between the Lease, as previously amended, and this Amendment of Lease, this Amendment shall control.

LESSOR:			LESSEE:
BLACKMORE AIRPORT CENTRE, A California limited partnership			CANCERVAX CORPORATION
By:	Blackmore Family Partners, a California General Partnership, General Partner		By:	/s/ William R. LaRue William R. LaRue, Vice President and CFO
	By:	/s/ Allen Joseph Blackmore Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995, General Partner

QuickLinks

  Exhibit 10.8
AMENDED AND RESTATED SUBLEASE AGREEMENT
RECITALS
[GRAPHIC] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET (Do not use this form for Multi-Tenant Property)
ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET BY AND BETWEEN BLACKMORE AIRPORT CENTRE, A CALIFORNIA LIMITED PARTNERSHIP, LESSOR AND CANCERVAX CORPORATION, LESSEE DATED AUGUST 31, 2001
EXHIBIT A "FOR CONSTRUCTION" SHELL BUILDING PLANS DELIVERED TO CANCER VAX ON AUGUST 31, 2001
EXHIBIT "B" TENANT IMPROVEMENT AGREEMENT
EXHIBIT C PROPOSED LESSOR DESIGNED TENANT IMPROVEMENT SPACE PLANS
EXHIBIT D 2110 RUTHERFORD ROAD, CARLSBAD
EXHIBIT E
EXHIBIT F CONDITION OF BUILDING UPON POSSESSION
EXHIBIT G LANDLORD'S WAIVER AND CONSENT (OWNER)
AMENDMENT OF LEASE August 16, 2002
AMENDMENT OF LEASE May 24, 2004
EXHIBIT B DESCRIPTION OF SUBLEASED PREMISES
EXHIBIT C BASE RENT SCHEDULE
EXHIBIT D-1 CARD ACCESS PLAN
EXHIBIT D
EXHIBIT D-2 DEMISING WALL IMPROVEMENTS
EXHIBIT E LIST OF FURNITURE AND EQUIPMENT
EXHIBIT F SECOND FLOOR OCCUPANT ACCESS AREAS
EXHIBIT F
CONSENT TO SUBLEASE
AMENDMENT OF LEASE May 3, 2006